As filed via EDGAR with the Securities and Exchange Commission on February 28, 1996.
                                                               File No. 811-7394

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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                 AMENDMENT NO. 4

                                       TO
                                    FORM N-1A


                             REGISTRATION STATEMENT

                    UNDER THE INVESTMENT COMPANY ACT OF 1940


                         INTERNATIONAL EQUITY PORTFOLIO

               (Exact Name of Registrant as Specified in Charter)


                              125 WEST 55TH STREET
                            NEW YORK, NEW YORK, 10019


               (Address of Principal Executive Office) (ZIP Code)



       Registrant's Telephone Number, including Area Code: (212) 492-1600

                                 George Martinez
                            BISYS Fund Services, Inc
                                3435 Stelzer Road
                              Columbus, Ohio 43219


                     (Name and Address of Agent for Service)

                                    Copy to:

                              Carl Frischling, Esq.

                Kramer, Levin, Naftalis, Nessen, Kamin & Frankel

                                919 Third Avenue
                            New York, New York 10022

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





                                EXPLANATORY NOTE


         This Registration Statement of International Equity Portfolio has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"). However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), since such interests will be offered solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are
"accredited investors" as defined in Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

                                     PART A


         Responses to Items 1 through 3 have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

ITEM 4.  GENERAL DESCRIPTION OF REGISTRANT.

         International Equity Portfolio (the "Portfolio") is a non-diversified, open-end management investment company which was organized in the United States as a trust under the laws of the State of New York on November 18, 1992. Because the Portfolio is non-diversified, more of the Portfolio's assets may be concentrated in the securities of any single issuer than if the Portfolio was diversified, which may make the value of the shares of the Portfolio more susceptible to certain risks than shares of a diversified mutual fund.

         Beneficial interests in the Portfolio are offered solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are
"accredited investors" as defined in Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.


         The Chase Manhattan Bank, N.A. ("Chase") is the Portfolio's investment adviser (the "Adviser") , custodian (the "Custodian") and Administrator (the "Administrator"). The address of Chase is One Chase Manhattan Plaza, New York, New York 10081. The Portfolio seeks to provide its investors with a total return on assets from long-term growth of capital and from income principally through a broad portfolio of marketable securities of established foreign companies organized in countries other than the United States, foreign companies or foreign subsidiaries of U.S. companies participating in foreign economies with prospects for growth and foreign governments. The Portfolio will seek to meet its investment objective by investing its assets primarily in common stocks of established non-United States companies which have potential for growth of capital or income or both. However, there will be no requirement that the Portfolio invest exclusively in common stocks or other equity securities. The Portfolio may invest in any other type of investment grade security including, but not limited to, convertible securities, preferred stocks, bonds, notes and other debt securities of foreign issuers (Euro-dollar securities), warrants, obligations of the United States or foreign governments and their political subdivisions, securities purchased directly or in the form of sponsored American Depositary Receipts ("ADRs"), European Depositary Receipts ("EDRs") or other similar securities representing common stock of foreign issuers, and various derivative securities of such securities. At least 65% of the Portfolio's assets will be invested in equity securities, i.e., common stocks and securities convertible into common stocks.


         Of course, there can be no assurance that the Portfolio will achieve its investment objective. Prospective investors should consider the risks associated with an investment in the Portfolio. Further discussion of the risks associated with an investment in the Portfolio appears below.

         The Portfolio may establish and maintain temporary cash balances for defensive purposes or to enable it to take advantage of buying opportunities. The Portfolio's temporary cash balances may be invested in United States, as well as foreign, short-term, high quality money market instruments, including, but not limited to, government obligations, certificates of deposit, bankers' acceptances, commercial paper, short-term corporate debt securities and repurchase agreements meeting the quality standards described under "Additional Information on Investment Policies and Techniques-High Quality Debt Securities."

         The Portfolio will seek to diversify investments broadly among issuers in various countries and normally to have represented in the Portfolio business activities of not less than three different countries other than the United States. The Portfolio may invest all or a substantial portion of its assets in one or more of such countries.

         The Portfolio may purchase or sell forward foreign currency exchange contracts ("forward contracts") to attempt to minimize the risk to the Portfolio from adverse changes in the relationship between the U.S. dollar and other currencies. The Portfolio's dealings in forward contracts will be limited to hedging involving either specific transactions or portfolio positions. The Portfolio will not speculate in forward contracts and, therefore, will not be subject to the risks frequently associated with the speculative use of such transactions. The Portfolio may not position hedge with respect to the currency of a particular country to an extent greater than the aggregate market value (at the time of making such sale) of the securities held by the Portfolio denominated or quoted in that particular foreign currency. In addition, the Portfolio may enter into forward contracts in order to protect against adverse changes in future foreign currency exchange rates. The Portfolio may engage in crosshedging by using forward contracts in one currency to hedge against fluctuations in the value of securities denominated in a different currency if the Adviser determines that there is a pattern of correlation between the two currencies.

         The Portfolio may seek to increase income by lending Portfolio securities and the value of the securities loaned will not exceed 30% of the value of the Portfolio's total assets.

         The Portfolio intends to invest in companies based in (or governments of or within) the Far East (Japan, Hong Kong, Singapore and Malaysia), Western Europe (United Kingdom, Germany, Netherlands, France, Switzerland), Australia, Canada and such other areas and countries as the Adviser may determine from time to time. However, investments may be made from time to time in companies in, or governments of, developing countries as well as developed countries. In view of the planned integration of Hong Kong into China after 1997, there may be special risks of investing in Hong Kong issuers. However, the planned integration also calls for Hong Kong's capitalist system to remain intact for an additional 50 years after 1997.

         Investment in securities of issuers based in developing countries entails certain risks which include (i) greater risks of expropriation, confiscatory taxation, nationalization, and less social, political and economic stability; (ii) the small current size of markets for securities of issuers based in developing countries and the currently low or non-existent volume of trading, resulting in a lack of liquidity and in price volatility; (iii) certain national policies which may restrict the investment opportunities including restrictions on investing in issuers or industries deemed sensitive to relevant national interests; (iv) the absence of developed legal structures governing private or foreign investment and private property; (v) currency blockage; and
(vi) withholding of dividends at the source.

         The Portfolio may enter into repurchase agreements, which are instruments through which the Portfolio purchases a security from a bank or well established securities dealer, with an agreement by the seller to repurchase the security at the same price, plus interest at a specified rate. The underlying securities will be limited to those which would otherwise qualify for investment by the Portfolio. See "Additional Information on Investment Policies and Techniques--Repurchase Agreements."

         The investment policies described above or below in "Additional Information on Investment Policies and Techniques" may be changed without the approval of the Portfolio's investors.

          ADDITIONAL INFORMATION ON INVESTMENT POLICIES AND TECHNIQUES

         How the Portfolio Invests Its Assets. The Portfolio expects to achieve its investment objective by investing at least 65% of its net assets in equity securities throughout the world. Equity securities include common stocks, preferred stocks, securities convertible into common stocks and warrants to purchase common stocks.

         The Portfolio seeks to identify those countries and industries where economic and political factors, including currency movements, are likely to produce above-average growth rates. The Portfolio further attempts to identify those companies in such countries and industries that are best positioned and managed to take advantage of these economic and political factors.

         The Portfolio may invest in securities of companies having various levels of net worth, including smaller companies whose securities may be more volatile and less liquid than securities issued by larger companies with higher levels of net worth. The Portfolio may invest up to 10% of its net assets in securities for which no readily available market exists. With respect to certain countries in which capital markets are either less developed or not easily accessed, investments by the Portfolio may be made through investment in closed-end investment companies that in turn are authorized to invest in the securities of such countries. Investment in other investment companies will be limited to 10% of assets and is also limited in amount by the Investment Company Act of 1940, will involve the indirect payment of a portion of the expenses, including advisory fees, of such other investment companies and may result in a duplication of fees and expenses.

         The Portfolio may, for defensive purposes and in periods in which it is felt that investment returns may be greater or volatility may be less, invest less than 65% of its net assets in equity securities by increasing the level of its investments in non-equity securities which may include debt instruments issued in various currencies by companies, governments and supranational entities located throughout the world. Additionally, the Portfolio may enter into hedging transactions involving the use of stock index futures, interest rate and currency futures along with related options, forward foreign currency exchange contracts, currency options, and indexed commercial paper.

         The Adviser will actively manage the Portfolio's investment portfolio in accordance with a global investment strategy, allocating the Portfolio's investments among securities denominated either in the U.S. dollar or in the currencies of a number of foreign countries and supranational entities. The Adviser may adjust the Portfolio's exposure to each currency based on its perception of the most favorable markets and issuers. In this regard, the percentage of assets invested in securities of a particular country or denominated in a particular currency will vary in accordance with the Adviser's assessment of the relative yield and appreciation potential of such securities and the current and anticipated relationship of a country's currency to the U.S. dollar. Fundamental economic strength, earnings growth, quality of management, industry growth, credit quality and interest rate trends are some of the principal factors which may be considered by the Adviser in determining whether to increase or decrease the emphasis placed upon a particular type of security, industry sector, country or currency within the Portfolio's investment portfolio. The Portfolio will neither invest more than 25% of its net assets in debt securities denominated in a single currency other than the U.S. dollar, nor invest more than 25% of its net assets in debt securities issued by a single foreign government or supranational organization.

         The Portfolio invests in securities of issuers located in and denominated in the currencies of various countries. In addition to the U.S. dollar, such countries' currencies include, among others, the Australian Dollar, Austrian Schilling, British Pound Sterling, Canadian Dollar, Dutch Guilder, French Franc, German Mark, Japanese Yen, New Zealand Dollar, Spanish Peseta, Swedish Krona and Swiss Franc. An issuer of securities purchased by the Portfolio may be domiciled in a country other than the country in whose currency the securities are denominated. Country selection will vary over time based on several factors, including economic factors which may affect a particular country or region of the world and anticipated currency price movements for specific countries.

         High Quality Debt Securities. The Portfolio seeks to minimize investment risk by limiting its portfolio investments in debt securities to high quality debt securities. Accordingly, that portion of the Portfolio's investment in debt securities consists only of (i) debt securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities ("U.S. Government securities"); (ii) obligations issued or guaranteed by a foreign government or any of its political subdivisions, authorities, agencies or instrumentalities, or by supranational entities, all of which are rated AAA or AA by Standard & Poor's Corporation ("S&P") or Aaa or Aa by Moody's Investors Services, Inc. ("Moody's") ("High Quality Ratings") or, if unrated, determined by the Adviser to be of equivalent quality; (iii) corporate debt securities having at least one High Quality Rating or, if unrated, determined by the Adviser to be of equivalent quality, (iv) certificates of deposit and bankers acceptances issued or guaranteed by, or time deposits maintained at, banks (including foreign branches of U.S. banks or U.S. or foreign branches of foreign banks) having total assets of more than $500 million and determined by the Adviser to be of high quality. and (v) commercial paper rated A1 or A2 by S&P, Prime-1 or Prime-2 by Moody's, Fitch-1 or Fitch-2 by Fitch Investors Service, Inc., or Duff 1 or Duff 2 by Duff and Phelps Inc. or, if not rated, issued by U.S. or foreign companies having outstanding debt securities rated AAA or AA by S&P or Aaa or Aa by Moody's or determined by the Adviser to be of high quality.

         U.S. Government Securities. U.S. Government securities include (1) U.S. Treasury obligations which differ in their interest rates, maturities and times of issuance: U.S. Treasury bills (maturities of one year or less), U.S. Treasury notes (maturities of one to ten years) and U.S. Treasury bonds (generally maturities of greater than ten years) and (2) obligations issued or guaranteed by U.S. Government agencies and instrumentalities which are supported by any of the following: (a) the full faith and credit of the U.S. Treasury, (b) the right of the issuer to borrow any amount limited to a specific line of credit from the U.S. Treasury, (c) discretionary authority of the U.S. Government to purchase certain obligations of the U.S. Government agency or instrumentality or (d) the credit of the agency or instrumentality. The Portfolio may also invest in any other security or agreement collateralized or otherwise secured by U.S. Government securities. Agencies and instrumentalities of the U.S. Government include but are not limited to: Federal Land Banks, Federal Financing Banks, Banks for Cooperatives, Federal Intermediate Credit Banks, Farm Credit Banks, Federal Home Loan Banks, Federal Home Loan Mortgage Corporation, Federal National Mortgage Association, Student Loan Marketing Association, United States Postal Service, Chrysler Corporate Loan Guarantee Board, Small Business Administration, Tennessee Valley Authority and any other enterprise established or sponsored by the U.S. Government.

         Certain U.S. Government securities purchased by the Portfolio, including U.S. Treasury bills, notes and bonds, Government National Mortgage Association ("GNMA") certificates and Federal Housing Administration debentures, are supported by the full faith and credit of the United States. Other U.S. Government securities are issued or guaranteed by Federal agencies or government sponsored enterprises and are not supported by the full faith and credit of the United States. These securities include obligations that are supported by the right of the issuer to borrow from the U.S. Treasury, such as obligations of Federal Home Loan Banks, and obligations that are supported by the credit worthiness of the particular instrumentality, such as obligations of Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

         Non-U.S. Securities. Investing in securities issued by foreign corporations and governments involves considerations and possible risks not typically associated with investing in securities issued by domestic corporations and the U.S. Government. The values of foreign investments are affected by changes in currency rates or exchange control regulations, application of foreign tax laws, including withholding taxes, changes in governmental administration or economic or monetary policy (in the United States or other countries) or changed circumstances in dealings between countries. Costs are incurred in connection with conversions between various currencies. In addition, foreign brokerage commissions are generally higher than in the United States, and foreign securities markets may be less liquid, more volatile and less subject to governmental supervision than in the United States. Investments in foreign countries could be affected by other factors not present in the United States, including expropriation, confiscatory taxation, lack of uniform accounting and auditing standards and potential difficulties in enforcing contractual obligations and could be subject to extended settlement periods.

         The Portfolio may invest in securities denominated in the ECU, which is a "basket" consisting of specified amounts of the currencies of member states of the European Community. The specific amounts of currencies comprising the ECU may be adjusted by the Council of Ministers of the European Community to reflect changes in relative values of the underlying currencies. The Portfolio's Trustees do not believe that such adjustments will adversely affect holders of ECU-denominated securities or the marketability of such securities. European governments and supranational organizations (discussed below), in particular, issue ECU-denominated securities.

         The Portfolio may invest in securities issued by supranational organizations such as: the World Bank, which was chartered to finance development projects in developing member countries, the European Community, which is a twelve-nation organization engaged in cooperative economic activities; the European Coal and Steel Community, which is an economic union of the steel and coal industries of various European nations; and the Asian Development Bank, which is an international development bank established to lend funds, promote investment and provide technical assistance to member nations of the Asian and Pacific regions.

         The Portfolio may invest its assets in securities of foreign issuers in the form of sponsored ADRs, EDRs, or other similar securities representing securities of foreign issuers. ADRs are receipts typically issued by an American bank or trust company evidencing ownership of the underlying foreign securities. EDRs are receipts issued by a European financial institution evidencing a similar arrangement. Generally, ADRs, in registered form, are designed for use in U.S. securities markets and EDRs, in bearer form, are designed for use in European securities markets.

         Indexed Investments. The Portfolio may invest in instruments which are indexed to certain specific foreign exchange rates. The terms of such instruments may provide that their principal amounts or just their coupon interest rates are adjusted upwards or downwards (but not below zero) at maturity or on established coupon payment dates to reflect changes in the exchange rate between two or more currencies while the obligation is outstanding. While such indexed investments entail the risk of loss of principal and/or interest payments from currency movements in addition to principal risk, the potential for realizing gains as a result of changes in foreign currency exchange rates enables the Portfolio to hedge against a decline in the U.S. dollar value of investments denominated in foreign currencies while providing an attractive current return. The Portfolio will purchase such indexed investments for hedging purposes only, not for speculation.

         The Portfolio may invest in instruments which are indexed to securities indexes, such as the Standard & Poor's 500 Composite Stock Price Index, or to foreign securities markets or exchanges, and may purchase and sell options on such instruments. Such instruments are designed to track closely the underlying index or securities market and to be traded like shares of common stocks.


         Futures Contracts and Options on Futures Contracts. The Portfolio may invest its assets in derivative and related instruments subject only to the Portfolio's investment objective and policies and the requirement that, to avoid leveraging the Portfolio, the Portfolio maintain segregated accounts consisting of liquid assets, such as cash, U.S. Government securities, or other high-grade debt obligations (or, as permitted by applicable regulation, enter into certain offsetting positions) to cover its obligations under such instruments with respect to positions where there is no underlying portfolio asset.

         The value of some derivative or related instruments in which the Portfolio invests may be particularly sensitive to changes in prevailing interest rates or other economic factors, and -- like other investments of the Portfolio -- the ability of the Portfolio to successfully utilize these instruments may depend in part upon the ability of the Adviser to forecast interest rates and other economic factors correctly. If the Adviser incorrectly forecasts such factors and has taken positions in derivative or related instruments contrary to prevailing market trends, the Portfolio could be exposed to the risk of a loss. The

Portfolio might not employ any or all of the instruments described herein, and no assurance can be given that any strategy used will succeed.

         To the extent permitted by the investment objectives and policies of the Portfolio, and as described more fully in Part B below, the Portfolio may: purchase, write and exercise call and put options on securities, securities indexes and foreign currencies (including using options in combination with securities, other options or derivative instruments); enter into futures contracts and options on futures contracts; employ forward currency and interest-rate contracts; purchase and sell mortgage-backed and asset-backed securities; and purchase and sell structured products.

         Risk Factors. As explained more fully in Part B below, there are a number of risks associated with the use of derivatives and related instruments, including: there can be no guarantee that there will be a correlation between price movements in a hedging vehicle and in the portfolio assets being hedged. Incorrect correlation could result in a loss on both the hedged assets in the Portfolio and the hedging vehicle so that the portfolio return might have been greater had hedging not been attempted. This risk is particularly acute in the case of "cross-hedges" between currencies. The Adviser may incorrectly forecast interest rates, market values or other economic factors in utilizing a derivatives strategy. In such a case, the Portfolio may have been in a better position had it not entered into such strategy. Hedging strategies, while reducing risk of loss, can also reduce the opportunity for gain. In other words, hedging usually limits both potential losses as well as potential gains. Strategies not involving hedging may increase the risk to the Portfolio. Certain strategies, such as yield enhancement, can have speculative characteristics and may result in more risk to the Portfolio than hedging strategies using the same instruments. There can be no assurance that a liquid market will exist at a time when the Portfolio seeks to close out an option, futures contract or other derivative or related position. Many exchanges and boards of trade limit the amount of fluctuation permitted in option or futures contract prices during a single day, once the daily limit has been reached on particular contract, no trades may be made that day at a price beyond that limit. In addition, certain instruments are relatively new and without a significant trading history. As a result, there is no assurance that an active secondary market will develop or continue to exist. Activities of large traders in the futures and securities markets involving arbitrage, "program trading," and other investment strategies may cause price distortions in these markets. In certain instances, particularly those involving over-the-counter transactions, forward contracts, foreign exchanges or foreign boards of trade, there is a greater potential that a counterparty or broker may default or be unable to perform on its commitments. In the event of such a default, the Portfolio may experience a loss. In transactions involving currencies, the value of the currency underlying an instrument may fluctuate due to many factors, including economic conditions, interest rates, governmental policies and market forces.


         Certain Investment Policies. The Portfolio will not invest in illiquid securities if immediately after such investment more than 10% of the Portfolio's net assets (taken at market value) would be invested in such securities. The Portfolio reserves the right to increase this limit to 15% if and when certain state securities regulators acquiesce in such higher limit recently adopted by the Securities and Exchange Commission. For this purpose, illiquid securities include (a) private placements other than Rule 144A securities (Rule 144A securities may not, however, be as liquid as similar securities registered under the 1933 Act if, for example, qualified Rule 144A purchasers are not interested in purchasing particular Rule 144A securities from the Portfolio), (b) other securities which are subject to legal or contractual restrictions on resale or for which there is no readily available market (e.g., trading in the security is suspended or, in the case of unlisted securities, market makers do not exist or will not entertain bids or offers), (c) options purchased by the Portfolio over-the-counter and the cover for options written by the Portfolio over-the-counter, except with respect to such transactions entered into with primary dealers in U.S. Government securities pursuant to an agreement requiring a closing purchase transaction at a formula price, and (d) repurchase agreements not terminable within seven days. See "Repurchase Agreements" below.

         Securities Lending. The Portfolio may seek to increase its income by lending securities held by it. Securities loans may be made to banks, broker-dealers and other recognized institutional borrowers of securities and are required to be secured continuously by collateral consisting of cash, U.S. Government securities and high quality debt obligations or an irrevocable letter of credit in favor of the Portfolio, each to be maintained on a current basis at an amount at least equal to the market value and accrued interest of the securities loaned. The Portfolio would have the right to call a loan and obtain the securities loaned on no more than five days' notice. During the existence of a loan, the Portfolio would continue to receive the equivalent of the interest, dividends or other distributions paid by the issuer on the securities loaned and would also receive compensation based on investment of the collateral. As with other extensions of credit there are risks of delay in recovery or even loss of rights in the collateral should the borrower of the securities fail financially. However, the loans would be made only to firms deemed by the Adviser to be of good standing and when, in the judgment of the Adviser, the consideration which can be earned currently from securities loans of this type justifies the attendant risk. The value of the securities loaned by the Portfolio will not exceed 30% of the value of the Portfolio's total assets at the time any loan is made.

         Repurchase Agreements. The Portfolio may enter into "repurchase agreements" pertaining to debt securities with domestic banks or broker-dealers ("counterparties"). There is no percentage restriction on the Portfolio's ability to enter into repurchase agreements. A purchase agreement arises when a buyer such as the Portfolio purchases a security and simultaneously agrees to resell it to the counterparty at an agreed upon future date, normally one day or a few days later. The resale price is greater than the purchase price, reflecting an agreed upon interest rate which is effective for the period of time the buyer's money is invested in the security and which is related to the current market rate rather than the coupon rate on the purchased security. Such agreements permit the Portfolio to keep all of its assets at work while retaining "overnight" flexibility in pursuit of investments of a longer-term nature. In the event a counterparty defaulted on its repurchase obligation, the Portfolio might suffer a loss to the extent that the proceeds from the sale of the collateral were less than the repurchase price. In the event of a counterparty's bankruptcy, the Portfolio might be delayed in, or prevented from, selling the collateral for the Portfolio's benefit. The Portfolio's Board of Trustees has established procedures, which are periodically reviewed by the Board, pursuant to which the Adviser monitors the credit worthiness of the counterparties with which the Portfolio enters into repurchase agreement transactions.

         Portfolio Turnover. The Adviser is unable to predict what the annual portfolio turnover rate of the Portfolio will be, but anticipates that it will not exceed 150%.

         Investment Restrictions. The Portfolio is subject to certain investment restrictions which constitute fundamental policies. Fundamental policies cannot be changed without the approval of the holders of a majority of the Portfolio's outstanding voting securities, as defined in the 1940 Act. See "Investment Restrictions" in Part B.

         Portfolio Management. It is not intended that the assets of the Portfolio will be invested in securities for the purpose of short-term profits. However, the Portfolio will dispose of portfolio securities whenever the Adviser believes that changes are appropriate. Generally, the primary consideration in placing portfolio securities transactions with broker-dealers for execution is to obtain, and maintain the availability of, execution at the most favorable prices and in the most effective manner possible. For a complete discussion of portfolio transactions and brokerage allocation, see "Investment Objectives and Policies" and "Brokerage Allocation and Other Practices" in Part B.

ITEM 5.  MANAGEMENT OF THE FUND.

         The Portfolio's Board of Trustees provides broad supervision over the affairs of the Portfolio. See "Trustees and Officers" in Item 14 of Part B for a complete description of the Trustees of the Portfolio.

         The Adviser. The Adviser manages the assets of the Portfolio pursuant to an Advisory Agreement (the "Advisory Agreement") and, subject to such policies as the Board of Trustees of the Portfolio may determine, makes investment decisions for the Portfolio. For its services under the Advisory Agreement, the Adviser receives an annual fee computed daily and paid monthly based at an annual rate equal to 1.00% of the Portfolio's average daily net assets. The Adviser may, from time to time, voluntarily waive all or a portion of its fees payable under the Advisory Agreement.

         The Adviser, a wholly-owned subsidiary of The Chase Manhattan Corporation, a registered bank holding company, is a commercial bank offering a wide range of banking and investment services to customers throughout the United States and around the world. Its headquarters are at One Chase Manhattan Plaza, New York, New York 10081. The Adviser, including its predecessor organizations, has over 100 years of money management experience and renders investment advisory services to others. Also included among the Adviser's accounts are commingled trust funds and a broad spectrum of individual trust and investment management portfolios. These accounts have varying investment objectives.


         On August 27, 1995, The Chase Manhattan Corporation announced its entry into an Agreement and Plan of Merger (the "Merger Agreement") with Chemical Banking Corporation ("Chemical"), a bank holding company, pursuant to which The Chase Manhattan Corporation will merge with and into Chemical (the "Holding Company Merger"). Under the terms of the Merger Agreement, Chemical will be the surviving corporation in the Holding Company Merger and will continue its corporate existence under Delaware law under the name "The Chase Manhattan Corporation" ("New Chase"). The board of directors of each holding company has approved the Holding Company Merger, which will create the second largest bank holding company in the United States based on assets. The consummation of the Holding Company Merger is subject to certain closing conditions. On December 11, 1995, the respective shareholders of The Chase Manhattan Corporation and Chemical voted to approve the Holding Company Merger. The Holding Company Merger is expected to be completed on or about March 31, 1996.

         Subsequent to the Holding Company Merger, it is expected that the adviser to the Portfolio, The Chase Manhattan Bank, N.A., will be merged with and into Chemical Bank. a New York State chartered bank ("Chemical Bank") (the "Bank Merger" and together with the Holding Company Merger, the "Mergers"). The surviving bank will continue operations under the name The Chase Manhattan Bank (as used herein, the term "Chase" refers to The Chase Manhattan Bank, N.A. and its successor in the Bank Merger, and the term "Adviser" means Chase (including its successor in the Bank Merger) in its capacity as investment adviser to the Portfolio). The consummation of the Bank Merger is subject to certain closing conditions, including the receipt of certain regulatory approvals. The Bank Merger is expected to occur in July 1996.

         Chemical is a publicly owned bank holding company incorporated under Delaware law and registered under the Federal Bank Holding Company Act of 1956, as amended. As of December 31, 1995, through its direct or indirect subsidiaries, Chemical managed more than $57 billion in assets, including approximately $6.9 billion in mutual fund assets in 11 mutual fund portfolios. Chemical Bank is a wholly owned subsidiary of Chemical and is a New York State chartered bank.


         Certain Relationships and Activities. The Adviser and its affiliates may have deposit, loan and other commercial banking relationships with the issuers of securities purchased on behalf of the Portfolio, including outstanding loans to such issuers which may be repaid in whole or in part with the proceeds of securities so purchased. The Adviser and its affiliates deal, trade and invest for their own accounts in U.S. Government obligations, municipal obligations and commercial paper and are among the leading dealers of various types of U.S.

Government obligations and municipal obligations. The Adviser will not invest the Portfolio's assets in any U.S. Government obligations, municipal obligations or commercial paper purchased from itself or any affiliate, although under circumstances such securities may be purchased from other members of an underwriting syndicate in which the Adviser or an affiliate is a non-principal member. This restriction may limit the amount or type of U.S. Government obligations, municipal obligations or commercial paper available to be purchased by the Portfolio. The Adviser has informed the Portfolio that in making its investment decisions, it does not obtain or use material inside information in the possession of any other division or department of the Adviser, including the division that performs services for the Portfolio as Custodian, or in the possession of any affiliate of the Adviser.

         The Administrator. Chase serves as the Administrator pursuant to a Administration Agreement (the "Administration Agreement"). The Administrator supervises the overall administration of the Portfolio. The Administrator provides certain administrative services, including, among other responsibilities, coordinating relationships with independent contractors and agents; preparing for signature by officers and filing of certain documents required for compliance with applicable laws and regulations; preparing financial statements; arranging for the maintenance of books and records; and providing office facilities necessary to carry out the duties thereunder. The Administrator is entitled to receive from the Portfolio a fee computed daily and paid monthly at an annual rate equal to 0.05% of its average daily net assets. The Administrator may, from time to time, voluntarily waive all or a portion of its fees payable to it under the Administration Agreement.


         Glass-Steagall Act. Chase has received the opinion of its legal counsel that it and its affiliates may provide the services described in the Advisory and the Administration Agreements, as described above, without violating the federal banking law commonly known as the Glass-Steagall Act. The Act generally bars banks from publicly underwriting or distributing certain securities.


         Possible future changes in federal law or administrative or judicial interpretations of current or future law, however, could prevent Chase from continuing to perform investment advisory services and administrative services for the Portfolio. If that occurred, the Board of Trustees promptly would seek to obtain the services of another qualified adviser, custodian or administrator, as necessary. Although no assurances can be given, the Portfolio believes that, if necessary, the transfer to a new adviser, custodian or administrator could be accomplished without undue disruption to its operations.


         The Portfolio has not retained the services of a principal underwriter or distributor, as interests in the Portfolio are offered solely in private placement transactions.


         Expenses. The expenses of the Portfolio include the compensation of its Trustees; registration fees; interest charges; taxes; fees and expenses of independent auditors, of legal counsel and of any transfer agent, custodian, or registrar of the Portfolio; insurance premiums; and expenses of calculating the Portfolio's net asset value and net income.

         The expenses of the Portfolio also include all fees under the Administration Agreement; the expenses connected with the execution, recording and settlement of security transactions; fees and expenses of the Custodian for all services to the Portfolio, including safekeeping of funds and securities and maintaining required books and accounts; expenses of preparing and mailing reports to investors and to governmental officers and commissions; expenses of meetings of investors; and the advisory fees payable to the Adviser under the Advisory Agreement.


ITEM 6.  CAPITAL STOCK AND OTHER SECURITIES.

         The Portfolio is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investments in the

Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value. Investors in the Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of the Portfolio. However, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

         Investments in the Portfolio have no preemptive or conversion rights and are fully paid and nonassessable, except as set forth below. The Portfolio is not required to hold annual meetings of investors but the Portfolio will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Investors have the right to communicate with other investors to the extent provided in Section 16(c) of the 1940 Act in connection with requesting a meeting of investors for the purpose of removing one or more Trustees, which removal requires a two-thirds vote of the Portfolio's beneficial interests. Investors also have under certain circumstances the right to remove one or more Trustees without a meeting. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

         The Portfolio does not intend to distribute to its investors its net investment income or its net realized capital gains, if any. The end of the Portfolio's fiscal year is October 31.

         Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's taxable income, gain, loss, deductions and credits in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

         It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

         Investor inquiries may be directed to the Portfolio's exclusive placement agent, Signature Broker-Dealer Services, Inc., 6 St. James Avenue, Boston, MA 02116.

ITEM 7.  PURCHASE OF SECURITIES BEING OFFERED.

         Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See "General Description of the Registrant" above.

         An investment in the Portfolio may be made in U.S. dollars without a sales load at the net asset value next determined after an order is received in "good order" by the Portfolio. There is no minimum initial or subsequent investment in the Portfolio. No money may be paid to any intermediary in Hong Kong who is not a dealer or exempt dealer.

         The Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

         Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each day the New York Stock Exchange is open for trading. At 4:00 p.m., Eastern Time, on each such day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or reductions, which are to be effected as of 4:00 p.m., Eastern Time, on such day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of 4:00 p.m., Eastern Time, on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in the Portfolio effected as of that time, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of that time, on such day, plus or minus, as the case may be, the amount of net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of 4:00 p.m., Eastern Time, on the following day the New York Stock Exchange is open for trading.

ITEM 8.  REDEMPTION OR REPURCHASE.

         An investor in the Portfolio may reduce any portion or all of its investment at any time without charge at the net asset value next determined after a request in "good order" is furnished by the investor to the Portfolio. The proceeds of a reduction will be paid in U.S. dollars by the Portfolio normally on the next business day after the reduction is effected, but in any event within seven days. Investments in the Portfolio may not be transferred.

         The right of any investor to receive payment with respect to any reduction may be suspended or the payment of the proceeds therefrom postponed during any period in which the New York Stock Exchange is closed (other than weekends or holidays) or trading on such Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

ITEM 9.  PENDING LEGAL PROCEEDINGS.

         Not applicable.

                                     PART B


ITEM 10.  COVER PAGE.

         Not applicable.

ITEM 11.  TABLE OF CONTENTS.
                                                                           Page

         General Information and History....................................B-1
         Investment Objective and Policies..................................B-1
         Management of the Portfolio.......................................B-16
         Control Persons and Principal Holders of Securities...............B-21
         Investment Advisory and Other Services............................B-21
         Brokerage Allocation and Other Practices..........................B-24
         Capital Stock and Other Securities................................B-26
         Purchase, Redemption and Pricing of Securities....................B-28
         Tax Status........................................................B-29
         Underwriters......................................................B-30
         Calculation of Performance Data...................................B-31
         Financial Statements..............................................B-31

ITEM 12.  GENERAL INFORMATION AND HISTORY.

         Not applicable.

ITEM 13.  INVESTMENT OBJECTIVE AND POLICIES.

         Part A contains additional information about the investment objective of International Equity Portfolio (the "Portfolio"). This Part B should only be read in conjunction with Part A.

                              INVESTMENT OBJECTIVE

         The Portfolio seeks to provide a high total return, achieving such through current income and capital appreciation, through investment in a portfolio of high quality fixed income securities of U.S. and foreign issuers and through transactions in foreign currencies.

                               INVESTMENT POLICIES

         U.S. Government Securities. For a description of obligations issued or guaranteed by U.S. Government agencies or instrumentalities, see below.

         Certificates of Deposit and Bankers' Acceptances. Certificates of deposit are receipts issued by a depository institution in exchange for the deposit of funds. The issuer agrees to pay the amount deposited plus interest to the bearer of the receipt on the date specified on the certificate. The certificate usually can be traded in the secondary market prior to maturity. Bankers' acceptances typically arise from short-term credit arrangements designed to enable businesses to obtain funds to finance commercial transactions. Generally, an acceptance is a time draft drawn on a bank by an exporter or an importer to obtain a stated amount of funds to pay for specific merchandise. The draft is then "accepted" by a bank that, in effect, unconditionally guarantees to pay the face value of the instrument on its maturity date. The acceptance may then be held by the accepting bank as an earning asset or it may be sold in the secondary market at the going rate of discount for a specific maturity. Although maturities for acceptance can be as long as 270 days, most acceptances have maturities of six months or less.

         Commercial Paper. Commercial paper consists of short-term (usually from 1 to 270 days) unsecured promissory notes issued by corporations in order to finance their current operations. A variable amount master demand note (which is a type of commercial paper) represents a direct borrowing arrangement involving periodically fluctuating rates of interest under a letter agreement between a commercial paper issuer and an institutional lender pursuant to which the lender may determine to invest varying amounts.

         For a description of commercial paper ratings, see below.

         Zero Coupon, Payment in Kind and Stripped Government Obligations. The Portfolio may invest in zero coupon bonds, deferred interest bonds, bonds on which the interest is payable in kind ("PIK bonds") and U.S. Treasury bonds or notes and their unmatured interest coupons which have been separated or stripped. Zero coupon and deferred interest bonds are debt obligations which are issued at a significant discount from face value. The discount approximates the total amount of interest the bonds will accrue and compound over the period until maturity or the first interest accrual date at a rate of interest reflecting the market rate of the security at the time of issuance. While zero coupon bonds do not require the periodic payment of interest, deferred interest bonds provide for a period of delay before the regular payment of interest begins. Although this period of delay is different for each deferred interest bond, a typical period is approximately one-third of the bond's term to maturity. PIK bonds are debt obligations which provide that the issuer thereof may, at its option, pay interest on such bonds in cash or in the form of additional debt obligations. Such investments benefit the issuer by mitigating its need for cash to meet debt service, but also require a higher rate of return to attract investors who are willing to defer receipt of such cash. Such investments experience greater volatility in market value due to changes in interest rates than debt obligations which provide for regular payments of interest. The Portfolio will accrue income on such investments for tax and accounting purposes, as required, which is distributable to investors and which because no cash is received at the time of accrual, may require the liquidation of other portfolio securities to satisfy the Portfolio's distribution obligations. Stripped obligations are created when the holder of U.S. Treasury bonds or notes, typically a custodian bank or investment brokerage firm, strips their unmatured interest coupons and resells each component separately. Stripped interest coupons have been marketed in custodial receipt programs under such names as "TIGRS" and "CATS." The underlying bonds and notes are sold and either held in book-entry form at a Federal Reserve Bank or, in the case of bearer securities, in trust on behalf of the owners thereof.

         Illiquid Securities. Historically, illiquid securities have included securities subject to contractual or legal restrictions on resale because they have not been registered under the Securities Act of 1933, as amended (the "Securities Act" or the "1933 Act"), securities which are otherwise not readily marketable and repurchase agreements having a maturity of longer than seven days. Securities which have not been registered under the Securities Act are referred to as private placements or restricted securities and are purchased directly from the issuer or in the secondary market. Mutual funds do not typically hold a significant amount of these restricted or other illiquid securities because of the potential for delays on resale and uncertainty in valuation. Limitations on resale may have an adverse effect on the marketability of portfolio securities and a mutual fund might be unable to dispose of restricted or other illiquid securities promptly or at reasonable prices and might thereby experience difficulty satisfying redemptions within seven days. A mutual fund might also have to register such restricted securities in order to dispose of them resulting in additional expense and delay. Adverse market conditions could impede such a public offering of securities.

         In recent years, however, a large institutional market has developed for certain securities that are not registered under the Securities Act, including repurchase agreements, commercial paper, foreign securities, municipal securities and corporate bonds and notes. Institutional investors depend on an efficient institutional market in which the unregistered security can be readily resold or on an issuer's ability to honor a demand for repayment. The fact that there are contractual or legal restrictions on resale of such investments to the general public or to certain institutions may not be indicative of their liquidity.

         The Portfolio may invest up to 5% of its total assets in restricted securities issued under Section 4(2) of the Securities Act, which exempts from registration "transactions by an issuer not involving any public offering".
Section 4(2) instruments are restricted in the sense that they can only be resold through the issuing dealer and only to institutional investors; they cannot be resold to the general public without registration. Restricted securities issued under Section 4(2) of the Securities Act will be treated as illiquid and subject to the Portfolio's overall 15% limitation on illiquid securities.

         The Securities and Exchange Commission (the "SEC") has recently adopted Rule 144A, which allows a broader institutional trading market for securities otherwise subject to restriction on their resale to the general public. Rule 144A establishes a "safe harbor" from the registration requirements of the Securities Act of resales of certain securities to qualified institutional buyers. The Adviser anticipates that the market for certain restricted securities such as institutional commercial paper will expand further as a result of this new regulation and the development of automated systems for the trading, clearance and settlement of unregistered securities of domestic and foreign issuers, such as the PORTAL System sponsored by the National Association of Securities Dealers, Inc.

         The Board of Trustees, which has the ultimate responsibility for determinations as to liquidity of portfolio securities, has adopted guidelines and procedures for determining the liquidity of Rule 144A securities and monitoring the Adviser's implementation thereof.


         Additional Policies Regarding Derivative and Related Transactions. As explained more fully below, the Portfolio may employ derivative and related instruments as tools in the management of portfolio assets. Put briefly, a "derivative" instrument may be considered a security or other instrument which derives its value from the value or performance of other instruments or assets, interest or currency exchange rates, or indexes. For instance, derivatives include futures, options, forward contracts, structured notes and various over-the-counter instruments.

         Like other investment tools or techniques, the impact of using derivatives strategies or similar instruments depends to a great extent on how they are used. Derivatives are generally used by portfolio managers in three ways: First, to reduce risk by hedging (offsetting) an investment position. Second, to substitute for another security particularly where it is quicker, easier and less expensive to invest in derivatives. Lastly, to speculate or enhance portfolio performance. When used prudently, derivatives can offer several benefits, including easier and more effective hedging, lower transaction costs, quicker investment and more profitable use of portfolio assets. However, derivatives also have the potential to significantly magnify risks, thereby leading to potentially greater losses for the Portfolio.

         The Portfolio may invest its assets in derivative and related instruments subject only to the Portfolio's investment objective and policies and the requirement that the Portfolio maintain segregated accounts consisting of liquid assets, such as cash, U.S. Government securities, or other high-grade debt obligations (or, as permitted by applicable regulation, enter into certain offsetting positions) to cover its obligations under such instruments with respect to positions where there is no underlying portfolio asset so as to avoid leveraging the Portfolio.

         The value of some derivative or similar instruments in which the Portfolio may invest may be particularly sensitive to changes in prevailing interest rates or other economic factors, and--like other investments of the Portfolio --the ability of the Portfolio to successfully utilize these instruments may depend in part upon the ability of the Adviser to forecast interest rates and other economic factors correctly. If the Adviser incorrectly forecasts such factors and has taken positions in derivative or similar instruments contrary to prevailing market trends, the Portfolio could be exposed to the risk of a loss. THE PORTFOLIO MIGHT NOT EMPLOY ANY OR ALL OF THE
STRATEGIES DESCRIBED HEREIN, AND NO ASSURANCE CAN BE GIVEN THAT ANY STRATEGY USED WILL SUCCEED.

         Set forth below is an explanation of the various derivatives strategies and related instruments the Portfolio may employ along with risks or special attributes associated with them. This discussion is intended to supplement the discussion in Part A above as well as provide useful information to prospective investors.

         Derivative and Related Instruments. To the extent permitted by the investment objectives and policies of the Portfolio, and as described more fully below, the Portfolio may: purchase, write and exercise call and put options on securities, securities indexes (including using options in combination with securities, other options or derivative instruments); enter into futures contracts and options on futures contracts; purchase and sell mortgage-backed and asset-backed securities; and purchase and sell structured products.

         Risk Factors. As explained more fully below and in the discussions of particular strategies or instruments, there are a number of risks associated with the use of derivatives and related instruments. There can be no guarantee that there will be a correlation between price movements in a hedging vehicle and in the portfolio assets being hedged. As incorrect correlation could result in a loss on both the hedged assets in the Portfolio and the hedging vehicle so that the portfolio return might have been greater had hedging not been attempted. This risk is particularly acute in the case of "cross-hedges" between currencies. The Adviser may incorrectly forecast interest rates, market values or other economic factors in utilizing a derivatives strategy. In such a case, the Portfolio may have been in a better position had it not entered into such strategy. Hedging strategies, while reducing risk of loss, can also reduce the opportunity for gain. In other words, hedging usually limits both potential losses as well as potential gains. Strategies not involving hedging may increase the risk to the Portfolio. Certain strategies, such as yield enhancement, can have speculative characteristics and may result in more risk to the Portfolio than hedging strategies using the same instruments. There can be no assurance that a liquid market will exist at a time when the Portfolio seeks to close out an option, futures contract or other derivative or related position. Many exchanges and boards of trade limit the amount of fluctuation permitted in option or futures contract prices during a single day; once the daily limit has been reached on particular contract, no trades may be made that day at a price beyond that limit. In addition, certain instruments are relatively new and without a significant trading history. As a result, there is no assurance that an active secondary market will develop or continue to exist. Finally, over-the-counter instruments typically do not have a liquid market. Lack of a liquid market for any reason may prevent the Portfolio from liquidating an unfavorable position. Activities of large traders in the futures and securities markets involving arbitrage, "program trading," and other investment strategies may cause price distortions in these markets. In certain instances, particularly those involving over-the-counter transactions, forward contracts there is a greater potential that a counterparty or broker may default or be unable to perform on its commitments. In the event of such a default, the Portfolio may experience a loss.

         Specific Uses and Strategies. Set forth below are explanations of the Portfolio's use of various strategies involving derivatives and related instruments.

         OPTIONS ON SECURITIES, SECURITIES INDEXES AND DEBT INSTRUMENTS. The Portfolio may PURCHASE, SELL or EXERCISE call and put options on (i) securities,
(ii) securities indexes, and (iii) debt instruments.

         Although in most cases these options will be exchange-traded, the Portfolio may also purchase, sell or exercise over-the-counter options. Over-the-counter options differ from exchange-traded options in that they are two-party contracts with price and other terms negotiated between buyer and seller. As such, over-the-counter options generally have much less market liquidity and carry the risk of default or nonperformance by the other party.

         One purpose of purchasing put options is to protect holdings in an underlying or related security against a substantial decline in market value. One purpose of purchasing call options is to protect against substantial increases in prices of securities the Portfolio intends to purchase pending its ability to invest in such securities in an orderly manner. The Portfolio may also use combinations of options to minimize costs, gain exposure to markets or take advantage of price disparities or market movements. For example, the Portfolio may sell put or call options it has previously purchased or purchase put or call options it has previously sold. These transactions may result in a net gain or loss depending on whether the amount realized on the sale is more or less than the premium and other transaction costs paid on the put or call option which is sold. The Portfolio may write a call or put option in order to earn the related premium from such transactions. Prior to exercise or expiration, an option may be closed out by an offsetting purchase or sale of a similar option.

         In addition to the general risk factors noted above, the purchase and writing of options involve certain special risks. During the option period, when the Portfolio writes a covered call (i.e., where the underlying securities are held by the Portfolio) has, in return for the premium on the option, given up the opportunity to profit from a price increase in the underlying securities above the exercise price, but has retained the risk of loss should the price of the underlying securities decline. The writer of an option has no control over the time when it may be required to fulfill its obligation as a writer of the option. Once an option writer has received an exercise notice, it cannot effect a closing purchase transaction in order to terminate its obligation under the option and must deliver the underlying securities at the exercise price.

         If a put or call option purchased by the Portfolio is not sold when it has remaining value, and if the market price of the underlying security, in the case of a put, remains equal to or greater than the exercise price or , in the case of a call, remains less than or equal to the exercise price, the Portfolio will lose its entire investment in the option. Also, where a put or call option on a particular security is purchased to hedge against price movements in a related security, the price of the put or call option may move more or less than the price of the related security. There can be no assurance that a liquid market will exist when the Portfolio seeks to close out an option position. Furthermore, if trading restrictions or suspensions are imposed on the options markets, the Portfolio may be unable to close out a position.

         FUTURES CONTRACTS AND OPTIONS ON FUTURES CONTRACTS. The Portfolio may purchase or sell (i) interest-rate futures contracts, (ii) futures contracts on specified instruments, and (iii) options on these futures contracts ("futures options").

         The futures contracts and futures options may be based on various securities in which the Portfolio may invest such as foreign currencies, certificates of deposit, Eurodollar time deposits, securities indices, economic indices (such as the Consumer Price Indices compiled by the U.S. Department of Labor) and other financial instruments and indices.

         These instruments may be used to hedge portfolio positions and transactions as well as to gain exposure to markets. For example, the Portfolio may sell a futures contract--or buy a futures option--to protect against a decline in value, or reduce the duration, of portfolio holdings. Likewise, these instruments may be used when the Portfolio intends to acquire an instrument or enter into a position. For example, the Portfolio may purchase a futures contract--or buy a futures option--to gain immediate exposure in a market or otherwise offset increases in the purchase price of securities or currencies to be acquired in the future. Futures options may also be written to earn the related premiums.

         When writing or purchasing options, the Portfolio may simultaneously enter into other transactions involving futures contracts or futures options in order to minimize costs, gain exposure to markets, or take advantage of price disparities or market movements. Such strategies may entail additional risks in certain instances. The Portfolio may engage in cross-hedging by purchasing or selling futures or options on a security or currency different from the security or currency position being hedged to take advantage of relationships between the two securities or currencies.

         Investments in futures contracts and options thereon involve risks similar to those associated with options transactions discussed above. The Portfolio will only enter into futures contracts or options on futures contracts which are standardized and traded on a U.S. or foreign exchange or board of trade, or similar entity, or quoted on an automated quotation system.

         FORWARD CONTRACTS. The Portfolio may use foreign currency and interest-rate forward contracts for various purposes as described below.

         Foreign currency exchange rates may fluctuate significantly over short periods of time. They generally are determined by the forces of supply and demand in the foreign exchange markets and the relative merits of investments in different countries, actual or perceived changes in interest rates and other complex factors, as seen from an international perspective. The Portfolio may invest in securities denominated in foreign currencies may, in addition to buying and selling foreign currency futures contracts and options on foreign currencies and foreign currency futures, enter into forward foreign currency exchange contracts to reduce the risks or otherwise take a position in anticipation of changes in foreign exchange rates. A forward foreign currency exchange contract involves an obligation to purchase or sell a specific currency at a future date, which may be a fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. By entering into a forward foreign currency contract, the Portfolio "locks in" the exchange rate between the currency it will deliver and the currency it will receive for the duration of the contract. As a result, the Portfolio reduces its exposure to changes in the value of the currency it will deliver and increases its exposure to changes in the value of the currency it will exchange into. The effect on the value of the Portfolio is similar to selling securities denominated in one currency and purchasing securities denominated in another. Transactions that use two foreign currencies are sometimes referred to as "cross- hedges."

         The Portfolio may enter into these contracts for the purpose of hedging against foreign exchange risk arising from the Portfolio's investments or anticipated investments in securities denominated in foreign currencies. The Portfolio may also enter into these contracts for purposes of increasing exposure to a foreign currency or to shift exposure to foreign currency fluctuations from one country to another.

         The Portfolio may also use forward contracts to hedge against changes in interest rates, increase exposure to a market or otherwise take advantage of such changes. An interest-rate forward contract involves the obligation to purchase or sell a specific debt instrument at a fixed price at a future date.

         MORTGAGE-BACKED SECURITIES. The Portfolio may purchase mortgage-backed securities--i.e., securities representing an ownership interest in a pool of mortgage loans issued by lenders such as mortgage bankers, commercial banks and savings and loan associations. Mortgage loans included in the pool--but not the security itself--may be insured by the Government National Mortgage Association or the Federal Housing Administration or guaranteed by the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation or the Veterans Administration. Mortgage-backed securities provide investors with payments consisting of both interest and principal as the mortgages in the underlying mortgage pools are paid off. ALTHOUGH PROVIDING THE POTENTIAL FOR ENHANCED RETURNS, MORTGAGE-BACKED SECURITIES CAN ALSO BE VOLATILE AND RESULT IN UNANTICIPATED LOSSES.

         The average life of a mortgage-backed security is likely to be substantially less than the original maturity of the mortgage pools underlying the securities. Prepayments of principal by mortgagors and mortgage foreclosures will usually result in the return of the greater part of the principal invested far in advance of the maturity of the mortgages in the pool. THE ACTUAL YIELD OF A MORTGAGE-BACKED SECURITY MAY BE ADVERSELY AFFECTED BY THE PREPAYMENT OF MORTGAGES INCLUDED IN THE MORTGAGE POOL UNDERLYING THE SECURITY.

         The Portfolio may also invest in securities representing interests in collateralized mortgage obligations ("CMOs"), real estate mortgage investment conduits ("REMICs") and in pools of certain other asset-backed bonds and mortgage pass-through securities. Like a bond, interest and prepaid principal are paid, in most cases, semi-annually. CMOs are collateralized by portfolios of mortgage pass-through securities guaranteed by the U.S. Government, or U.S. Government-related, entities, and their income streams.

         CMOs are structured into multiple classes, each bearing a different stated maturity. Actual maturity and average life will depend upon the prepayment experience of the collateral. Monthly payment of principal received from the pool of underlying mortgages, including prepayments, is first returned to investors holding the shortest maturity class. Investors holding the longer maturity classes receive principal only after the first class has been retired. An investor is partially protected against a sooner than desired return of principal because of the sequential payments.

         REMICs include governmental and/or private entities that issue a fixed pool of mortgages secured by an interest in real property. REMICs are similar to CMOs in that they issue multiple classes of securities. REMICs issued by private entities are not U.S. Government securities and are not directly guaranteed by any government agency. They are secured by the underlying collateral of the private issuer.

         STRUCTURED PRODUCTS. The Portfolio may purchase interests in entities organized and operated solely for the purpose of restructuring the investment characteristics of certain debt obligations, thereby creating "structured products." The cash flow on the underlying instruments may be apportioned among the newly issued structured products to create securities with different investment characteristics such as varying maturities, payment priorities and interest rate provisions. THE EXTENT OF THE PAYMENTS MADE WITH RESPECT TO STRUCTURED PRODUCTS IS DEPENDENT ON THE EXTENT OF THE CASH FLOW ON THE UNDERLYING INSTRUMENTS.

         The Portfolio may also invest in other types of structured products, including among others, spread trades and notes linked by a formula (e.g., a multiple) to the price of an underlying instrument or currency. A spread trade is an investment position relating to a difference in the prices or interest rates of two securities or currencies where the value of the investment position is determined by movements in the difference between the prices or interest rates, as the case may be, of the respective securities or currencies.

         INVESTMENTS IN STRUCTURED PRODUCTS GENERALLY ARE SUBJECT TO GREATER VOLATILITY THAN AN INVESTMENT DIRECTLY IN THE UNDERLYING MARKET OR SECURITY. In addition, because structured products are typically sold in private placement transactions, there currently is no active trading market for structured products.

         Additional Restrictions on the Use of Futures and Option Contracts. Regulations of the CFTC require that the Portfolio enter into transactions in futures contracts and options thereon for hedging purposes only, in order to assure that they are not deemed to be a "commodity pools" under such regulations. In particular, CFTC regulations require that all short futures positions be entered into for the purpose of hedging the value of securities held in the Portfolio's portfolio, and that all long futures positions either constitute bona fide hedging transactions, as defined in such regulations, or have a total value not in excess of an amount determined by reference to certain cash and securities positions maintained for the Portfolio, and accrued profits on such positions. In addition, the Portfolio may not purchase or sell such instruments if, immediately thereafter, the sum of the amount of initial margin deposits on its existing futures positions and premiums paid for options on futures contracts would exceed 5% of the market value of the Portfolio's total assets.

         When the Portfolio purchases a futures contract, an amount of cash or cash equivalents or high quality debt securities will be deposited in a segregated account with the Portfolio's custodian so that the amount so segregated, plus the initial deposit and variation margin held in the account of its broker, will at all times equal the value of the futures contract, thereby insuring that the use of such futures is unleveraged.

         The Portfolio's ability to engage in the hedging transactions described herein may be limited by the current federal income tax requirement that the

Portfolio derive less than 30% of its gross income from the sale or other disposition of stock or securities held for less than three months.


         Loans of Portfolio Securities. Certain securities dealers who make "short sales" or who wish to obtain particular securities for short periods may seek to borrow them from institutional investors such as the Portfolio. The Portfolio reserves the right to seek to increase its income by lending its portfolio securities. Under present regulatory policies, including those of the Board of Governors of the Federal Reserve System and the SEC, such loans may be made only to member firms of the New York Stock Exchange, and are required to be secured continuously by collateral in cash, cash equivalents, or U.S. Government securities maintained on a current basis in an amount at least equal to the market value of the securities loaned. Under a loan, the Portfolio has the right to call a loan and obtain the securities loaned at any time on five days' notice.

         During the existence of a loan, the Portfolio continues to receive the equivalent of the interest or dividends paid by the issuer on the securities loaned and also receives compensation based on investment of the collateral. The Portfolio does not, however, have the right to vote any securities having voting rights during the existence of the loan, but can call the loan in anticipation of an important vote to be taken among holders of the securities or of the giving or withholding of their consent on a material matter affecting the investment.

         As with other extensions of credit, there are risks of delay in recovery or even loss of rights in the collateral if the borrower of the securities experiences financial difficulty. However, the loans will be made only to dealers deemed by the Portfolio to be of good standing, and when, in the judgment of the Portfolio, the consideration that can be earned currently from securities loans of this type justifies the attendant risk. In the event the Portfolio makes securities loans, it is not intended that the value of the securities loaned would exceed 30% of the value of the Portfolio's total assets.

         Non-diversification. The Portfolio has registered as a "non-diversified" investment company. The Portfolio may invest more than 5% of its assets in the obligations of a single issuer, subject to diversification requirements under federal tax laws. At present, these requirements do not permit more than 25% of the value of the Portfolio's total assets to be invested in securities (other than various securities issued or guaranteed by the United States or its agencies or instrumentalities) of any one issuer, at the close of any calendar quarter. Since a relatively high percentage of the assets of the Portfolio may be invested in the obligations of a limited number of issuers, the net asset value of the Portfolio may be more susceptible to any single economic, political or regulatory occurrence than the net asset value of a diversified investment company.

         Investor approval is not required to change any of the investment policies discussed above, except as otherwise noted herein and in Part A.

                             INVESTMENT RESTRICTIONS

         The Portfolio has adopted the following investment restrictions which may not be changed without the approval of a "majority of the outstanding voting securities" of the Portfolio, which, under the 1940 Act and the rules thereunder and as used herein means the lesser of (i) 67% or more of the total beneficial interests of the Portfolio present at a meeting, if the holders of more than 50% of the total beneficial interests of the Portfolio are present or represented by proxy, or (ii) more than 50% of the total beneficial interests of the Portfolio.

         The Portfolio may not:

                  (1) borrow money or pledge, mortgage or hypothecate its assets, except through lending portfolio securities and except that, as a temporary measure for extraordinary or emergency purposes it may borrow in an amount not to exceed 1/3 of the current value of its net assets, including the amount borrowed, and may pledge, mortgage or hypothecate not more than 1/3 of such assets to secure such borrowings (it is intended that money would be borrowed by the Portfolio only from banks and only to accommodate requests for the reductions of investments in the Portfolio while effecting an orderly liquidation of portfolio securities), provided that collateral arrangements with respect to the Portfolio's permissible futures and options transactions, including initial and variation margin, are not considered to be a pledge of assets for purposes of this restriction; the Portfolio will not purchase investment securities if its outstanding borrowing, including repurchase agreements, exceeds 5% of the value of its total assets; for additional related restrictions, see clause (i) under the caption "State and Federal Restrictions" hereafter;

                  (2) purchase any security or evidence of interest therein on margin, except that such short-term credit may be obtained as may be necessary for the clearance of purchases and sales of securities and except that, with respect to the Portfolio's permissible options and futures transactions, deposits of initial and variation margin may be made in connection with the purchase, ownership, holding or sale of futures or options positions;

                  (3) underwrite securities issued by other persons except insofar as the Portfolio may technically be deemed an underwriter under the 1933 Act in selling a portfolio security;

                  (4) knowingly invest in securities which are subject to legal or contractual restrictions on resale (including securities that are not readily marketable, but not including repurchase agreements maturing in not more than seven days) if, as a result thereof, more than 10% of the Portfolio's total assets (taken at market value) would be so invested (including repurchase agreements maturing in more than seven days);

                  (5) purchase or sell real estate (including limited partnership interests but excluding securities secured by real estate or interests therein), interests in oil, gas or mineral leases, commodities or commodity contracts in the ordinary course of business, other than (i) with respect to the Portfolio's permissible futures and options transactions or (ii) forward purchases and sales of foreign currencies or securities (the Portfolio reserves the freedom of action to hold and to sell real estate acquired as a result of its ownership of securities);

                  (6) purchase securities of any issuer if such purchase at the time thereof would cause more than 10% of the voting securities of such issuer to be held by the Portfolio;

                  (7) make short sales of securities or maintain a short position, unless at all times when a short position is open it owns an equal amount of such securities or securities convertible into or exchangeable, without payment of any further consideration, for securities of the same issue as, and equal in amount to, the securities sold short, and unless not more than 10% of the Portfolio's net assets (taken at market value) is held as collateral for such sales at any one time (it is the present intention of management to make such sales only for the purpose of deferring realization of gain or loss for federal income tax purposes; such sales would not be made of securities subject to outstanding options);

                  (8) concentrate its investments in any particular industry, but if it is deemed appropriate for the achievement of the Portfolio's investment objective, up to 25% of its assets at market value at the time of each investment, may be invested in any one industry, except that this restriction does not apply to U.S. Government securities (in addition, so long as a single foreign government or supranational organization is considered to be an "industry" for purposes of this 25% limitation, the Portfolio will comply therewith), and except that, with respect to the Portfolio's permissible futures and options transactions, positions in options and futures shall not be subject to this restriction; or

                  (9) issue any senior security (as that term is defined in the 1940 Act) if such issuance is specifically prohibited by the 1940 Act or the rules and regulations promulgated thereunder, provided that collateral arrangements with respect to permissible options and futures transactions, including deposits of initial and variation margin, are not considered to be the issuance of a senior security for purposes of this restriction.

         The Portfolio is not permitted to make loans to other  persons,  except
(i) through the lending of its portfolio securities and provided that any such loans not exceed 30% of the Portfolio's total assets (taken at market value),
(ii) through the use of repurchase agreements or the purchase of short-term obligations and provided that not more than 10% of the Portfolio's total assets will be invested in repurchase agreements maturing in more than seven days, or
(iii) by purchasing, subject to the limitation in paragraph 5 above, a portion of an issue of debt securities of types commonly distributed privately to financial institutions, for which purposes the purchase of short-term commercial paper or a portion of an issue of debt securities which are part of an issue to the public shall not be considered the making of a loan.

         In addition, the Portfolio may enter into repurchase agreements and has adopted the following operating policy with respect to such activity, which is not fundamental and which may be changed without investor approval. Repurchase agreements (a purchase of and a simultaneous commitment to resell a security at an agreed-upon price on an agreed-upon date) may be entered into only with member banks of the Federal Reserve System and securities dealers believed credit worthy and only if fully collateralized by U.S. Government obligations or other securities in which the Portfolio is permitted to invest. If the counterparty of a repurchase agreement fails to pay the sum agreed to on the agreed-upon delivery date, the Portfolio would have the right to sell the securities constituting the collateral; however, the Portfolio might thereby incur a loss and in certain cases may not be permitted to sell such securities. Moreover, as noted above in paragraph 5, the Portfolio may not, as a matter of fundamental policy, invest more than 10% of its total assets in repurchase agreements maturing in more than seven days.

         The Portfolio has no current intention of making short sales of securities or maintaining a short position.

         STATE AND FEDERAL RESTRICTIONS: In order to comply with certain federal and state statutes and regulatory policies, as a matter of operating policy, the Portfolio will not: (i) sell any security which it does not own unless by virtue of its ownership of other securities the Portfolio has at the time of sale a right to obtain securities, without payment of further consideration, equivalent in kind and amount to the securities sold and provided that if such right is conditional the sale is made upon the same conditions, (ii) invest for the purpose of exercising control or management, (iii) purchase securities issued by any registered investment company except by purchase in the open market where no commission or profit to a sponsor or dealer results from such purchase other than the customary broker's commission, or except when such purchase, though not made in the open market, is part of plan of merger or consolidation; provided, however, that the securities of any registered investment company will not be purchased on behalf of the Portfolio if such purchase at the time thereof would cause more than 5% or 10% of the Portfolio's total assets (taken at the greater of cost or market value) to be invested in the securities of such issuer or the securities of registered investment companies, respectively, or would cause more than 3% of the outstanding voting securities of any such issuer to be held by the Portfolio; and provided, further, that securities issued by any open-end investment company shall not be purchased on behalf of the Portfolio, (iv) invest more than 10% of the Portfolio's total assets (taken at the greater of cost or market value) in securities that are not readily marketable, (v) as to 50% of its total assets, purchase securities of any issuer if such purchase at the time thereof would cause the Portfolio to hold more than 10% of any class of securities of such issuer, for which purposes all indebtedness of an issuer shall be deemed a single class and all preferred stock of an issuer shall be deemed a single class, (vi) invest more than 5% of the Portfolio's assets in companies which, including predecessors, have a record of less than three years' continuous operation, (vii) invest in warrants valued at the lower of cost or market, in excess of 5% of the value of the Portfolio's net assets, and no more than 2% of such value may be warrants which are not listed on the New York or American Stock Exchanges, or (viii) purchase or retain in the Portfolio's portfolio any securities issued by an issuer any of whose officers, directors, trustees or security holders is an officer or Trustee of the Portfolio, or is an officer or director of the Adviser, if after the purchase of the securities of such issuer by the Portfolio one or more of such persons owns beneficially more than 1/2 of 1% of the shares or securities, or both, all taken at market value, of such issuer, and such persons owning more than 1/2 of 1% of such shares or securities together own beneficially more than 5% of such shares or securities, or both, all taken at market value. These policies are not fundamental and may be changed by the Portfolio's Board of Trustees without investor approval.

         PERCENTAGE AND RATING RESTRICTIONS: If a percentage or rating restriction on investment or utilization of assets set forth above or referred to in Part A is adhered to at the time an investment is made or assets are so utilized, a later change in percentage resulting from changes in the value of the portfolio securities or a later change in the rating of a portfolio security of the Portfolio will not be considered a violation of policy.

         The Portfolio will comply with all securities laws in each state and foreign jurisdiction in which the shares or units of any investor in the Portfolio are registered for sale.

               DESCRIPTION OF OBLIGATIONS ISSUED OR GUARANTEED BY
                  U.S. GOVERNMENT AGENCIES OR INSTRUMENTALITIES

         FEDERAL FARM CREDIT SYSTEM NOTES AND BONDS--are bonds issued by a cooperatively owned nationwide system of banks and associations supervised by the Farm Credit Administration, an independent agency of the U.S. Government. These bonds are not guaranteed by the U.S. Government.

         MARITIME ADMINISTRATION BONDS--are bonds issued and provided by the Department of Transportation of the U.S. Government and are guaranteed by the U.S. Government.

         FHA   DEBENTURES--are   debentures   issued  by  the  Federal   Housing
Administration of the U.S. Government and are guaranteed by the U.S. Government.

         GNMA CERTIFICATES--are mortgage-backed securities which represent a partial ownership interest in a pool of mortgage loans issued by lenders such as mortgage bankers, commercial banks and savings and loan associations. Each mortgage loan included in the pool is either insured by the Federal Housing Administration or guaranteed by the Veterans Administration and therefore guaranteed by the U.S. Government.

         FHLMC BONDS--are bonds issued and guaranteed by the Federal Home Loan Mortgage Corporation. These bonds are not guaranteed by the U.S. Government.

         FNMA BONDS--are bonds issued and guaranteed by the Federal National Mortgage Association. These bonds are not guaranteed by the U.S. Government.

         FEDERAL HOME LOAN BANK NOTES AND BONDS--are notes and bonds issued by the Federal Home Loan Bank System and are not guaranteed by the U.S. Government.

         STUDENT LOAN MARKETING ASSOCIATION ("SALLIE MAE") NOTES AND BONDS--are notes and bonds issued by the Student Loan Marketing Association and are not guaranteed by the U.S. Government.

         Although this list includes a description of the primary types of U.S. Government agency or instrumentality obligations in which the Portfolio intends to invest, the Portfolio may invest in obligations of U.S. Government agencies or instrumentalities other than those listed above.

                        BOND AND COMMERCIAL PAPER RATINGS

Standard & Poor's Bond Ratings

         A Standard & Poor's corporate debt rating is a current assessment of the credit worthiness of an obligor with respect to a specific obligation. Debt rated "AAA" has the highest rating assigned by Standard & Poor's. Capacity to pay interest and repay principal is extremely strong. Debt rated "AA" has a very strong capacity to pay interest and to repay principal and differs from the highest rated issues only in small degree.

         The rating "AA" may be modified by the addition of a plus or minus sign to show relative standing within such category.

Moody's Bond Ratings

         Excerpts from Moody's description of its corporate bond ratings: Aaa - judged to be the best quality, carry the smallest degree of investment risk; Aa
- judged to be of high quality by all standards.

Fitch Investors Service Bond Ratings

         AAA. Securities of this rating are regarded as strictly high-grade, broadly marketable, suitable for investment by trustees and fiduciary institutions, and liable to but slight market fluctuation other than through changes in the money rate. The factor last named is of importance varying with the length of maturity. Such securities are mainly senior issues of strong companies, and are most numerous in the railway and public utility fields, though some industrial obligations have this rating. The prime feature of an AAA rating is showing of earnings several times or many times interest requirements with such stability of applicable earnings that safety is beyond reasonable question whatever changes occur in conditions. Other features may enter in, such as a wide margin of protection through collateral security or direct lien on specific property as in the case of high class equipment certificates or bonds that are first mortgages on valuable real estate. Sinking funds or voluntary reduction of the debt by call or purchase are often factors, while guarantee or assumption by parties other than the original debtor may also influence the rating.

         AA. Securities in this group are of safety virtually beyond question, and as a class are readily salable while many are highly active. Their merits are not greatly unlike those of the AAA class, but a security so rated may be of junior though strong lien--in many cases directly following an AAA security--or the margin of safety is less strikingly broad. The issue may be the obligation of a small company, strongly secured but influenced as to ratings by the lesser financial power of the enterprise and more local type of market.

Standard & Poor's Commercial Paper Ratings

         A is the highest commercial paper rating category utilized by S&P, which uses the numbers 1+, 1, 2 and 3 to denote relative strength within its A classification. Commercial paper issues rated A by S&P have the following characteristics: Liquidity ratios are better than industry average. Long-term debt rating is A or better. The issuer has access to at least two additional channels of borrowing. Basic earnings and cash flow are in an upward trend. Typically, the issuer is a strong company in a well-established industry and has superior management.

Moody's Commercial Paper Ratings

         Issuers rated Prime-1 (or related supporting institutions) have a superior capacity for repayment of short-term promissory obligations. Prime-1 repayment capacity will normally be evidenced by the following characteristics: leading market positions in well-established industries; high rates of return on funds employed; conservative capitalization structures with moderate reliance on debt and ample asset protection; broad margins in earnings coverage of fixed financial charges and high internal cash generation; well-established access to a range of financial markets and assured sources of alternate liquidity.

         Issuers rated Prime-2 (or related supporting institutions) have a strong capacity for repayment of short-term promissory obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

         Issuers rated Prime-3 (or related supporting institutions) have an acceptable capacity for repayment of short-term promissory obligations. The effect of industry characteristics and market composition may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and the requirement for relatively high financial leverage. Adequate alternate liquidity is maintained.

Fitch-1, Fitch-2, Duff 1 and Duff 2 Commercial Paper Ratings

         Commercial paper rated "Fitch-1" is considered to be the highest grade paper and is regarded as having the strongest degree of assurance for timely payment. "Fitch-2" is considered very good grade paper and reflects an assurance of timely payment only slightly less in degree than the strongest issue.

         Commercial paper issues rated "Duff 1" by Duff & Phelps, Inc. have the following characteristics: very high certainty of timely payment, excellent liquidity factors supported by strong fundamental protection factors, and risk factors which are very small. Issues rated "Duff 2" have a good certainty of timely payment, sound liquidity factors and company fundamentals, small risk factors, and good access to capital markets.





ITEM 14.  MANAGEMENT OF THE PORTFOLIO.


         The Trustees and officers of the Portfolio and their principal occupations for at least the past five years are set forth below. Their titles may have varied during that period. Asterisks indicate those Trustees and officers who are "interested persons" (as defined in the 1940 Act) of the Portfolio. Unless otherwise indicated below, the address of each officer is 125
W. 55th Street, New York, New York 10019.


Names, Position(s) with       Principal Occupations and Business
                              Experience
the Portfolio and Address     for the Past 5 Years
-------------------------     --------------------



Stuart W. Cragin, Jr.         Retired;  formerly,  President,  Fairfield Testing
Trustee                       Laboratory,  Inc.  He has  previously  served in a
108 Valley Road               variety of  marketing,  manufacturing  and general
Cos Cob, Connecticut          management   positions   with  Union  Camp  Corp.,
06807                         Trinity  Paper  &  Plastics  Corp.,   and  Conover
                              Industries.


Irving L. Thode               Retired; Vice President of Quotron Systems. He has
Trustee                       previously   served  in  a  number  of   executive
80 Perkins Road               positions  with  Control  Data  Corp.,   including
Greenwich,  Connecticut       President of its Latin  American  Operations,  and
06830                         General Manager of its Data Services business.

H. Richard Vartabedian*       Consultant,  Republic Bank of New York;  formerly,
Trustee and Chairman          Senior Investment  Officer,  Division Executive of
P.O. Box 296, Beach Road      the  Investment  Management  Division of The Chase
Hendrick's Head               Manhattan Bank, N.A., 1980 through 1991.
Southport,  Maine 04576

Fergus Reid, III              Chairman  of the Board of  Trustees of Mutual Fund
Trustee                       Group and Mutual  Fund Trust.  Chairman  and Chief
202 June Road                 Executive  Officer,  Lumelite  Corporation,  since
Stamford, Connecticut         September    1985;    Trustee,    Morgan   Stanley
06903                         Portfolios;   from  1982  through  1984,  Managing
                              Director, Bernhard Associates (venture capital firm).

William J. Armstrong          Vice  President  and   Treasurer,   Ingersoll-Rand
Trustee                       Company.
49 Aspen Way
Upper Saddle River,
New Jersey 07458

The Board of Trustees met seven times during the twelve months ended December 31, 1995, and each of the Trustees attended at least 75% of those meetings.

The Board of Trustees of the Trust presently has an Audit Committee. The members of the Audit Committee are Messrs. Vartabedian, Cragin, Thode and Reid. The function of the Audit Committee is to recommend independent auditors and monitor accounting and financial matters. The Audit Committee met two times during the fiscal year ended October 31, 1995.


REMUNERATION OF TRUSTEES AND CERTAIN EXECUTIVE OFFICERS:

Each Trustee is reimbursed for expenses incurred in attending each meeting of the Board of Trustees or any committee thereof. Each Trustee who is not an affiliate of the Adviser is compensated for his or her services according to a fee schedule which recognizes the fact that each Trustee also serves as a Trustee of other investment companies advised by the Adviser. Each Trustee receives a fee, allocated among all investment companies for which the Trustee serves, which consists of an annual retainer component and a meeting fee component. Effective August 21, 1995, each Trustee of the Vista Funds receives a quarterly retainer of $12,000 and an additional per meeting fee of $1,500. Prior to August 21, 1995, the quarterly retainer was $9,000 and the per-meeting fee was $1,000. The Chairman of the Trustees and the Chairman of the Investment Committee each receive a 50% increment over regular Trustee total compensation for serving in such capacities for all the investment companies advised by the Adviser.

Set forth below is information regarding compensation paid or accrued during the fiscal year ended October 31, 1995 for each Trustee of the Portfolio:


                                                               Pension or
                                      Compen-                  Retirement
                                      sation        Benefits      Total
                                      paid by        Accrued   Compensation
                                        the          as Fund    from "Fund
                                     Portfolio      Expenses   Complex"(1)

Fergus Reid, III, Trustee               $ 0             0        $78,456.65

H. Richard Vartabedian, Trustee        3,750            0         74,804.44

Stuart W. Cragin, Jr., Trustee           0              0         52,304.39

Irving L. Thode, Trustee                 0              0         52,304.39

William J. Armstrong, Trustee            0              0         52,304.39






(1) Data reflects total compensation earned during the period January 1, 1995 to December 31, 1995 for service as a Trustee to all thirty-two (Portfolios) Funds advised by the Adviser.


VISTA FUNDS RETIREMENT PLAN FOR ELIGIBLE TRUSTEES

Effective August 21, 1995, the Trustees also instituted a Retirement Plan for Eligible Trustees (the "Plan") pursuant to which each Trustee (who is not an employee of the Adviser, Administrator or Distributor or any of their affiliates) may be entitled to certain benefits upon retirement from the Board of Trustees. Pursuant to the Plan, the normal retirement date is the date on which the eligible Trustee has attained age 65 and has completed at least five years of continuous service with one or more of the investment companies advised by the Adviser (collectively, the "Covered Portfolios"). Each Eligible Trustee is entitled to receive from the Covered Portfolios an annual benefit commencing on the first day of the calendar quarter coincident with or following his date of retirement equal to 10% of the highest annual compensation received from the Covered Portfolios multiplied by the number of such Trustee's years of service

(not in  excess  of 10  years)  completed  with  respect  to any of the  Covered
Portfolios. Such benefit is payable to each eligible Trustee in monthly installments for the life of the Trustee.

Set forth in the table below are the estimated annual benefits payable to an eligible Trustee upon retirement assuming various compensation and years of service classifications. As of December 31, 1995, the estimated credited years of service for Messrs. Reid, Armstrong, Vartabedian, Cragin, and Thode are 11, 8, 3, 3 and 3, respectively.



                   HIGHEST ANNUAL COMPENSATION PAID BY ALL VISTA FUNDS

              40,000            45,000           50,000            55,000

 YEARS OF
  SERVICE                   ESTIMATED ANNUAL BENEFIT UPON RETIREMENT

    10        40,000            45,000           50,000            55,000

     9        36,000            40,500           45,000            49,500

     8        32,000            36,000           40,000            44,000

     7         28,000           31,500           35,000            38,500

     6        24,000            27,000           30,000            33,000

     5        20,000            22,500           25,000            27,500





Effective August 21, 1995, the Trustees instituted a Deferred Compensation Plan for Eligible Trustees (the "Deferred Compensation Plan") pursuant to which each Trustee (who is not an employee of the Adviser, Administrator or Distributor or any of their affiliates) may enter into agreements with the Funds whereby payment of the Trustees' fees are deferred until the payment date elected by the Trustee (or the Trustee's termination of service). The deferred amounts are deemed invested in shares of a Fund on whose Board the Trustee sits, subject to the Trustee's election. The deferred amounts are paid out in a lump sum or over a period of several years as elected by the Trustee at the time of deferral. If a deferring Trustee dies prior to the distribution of amounts held in the deferral account, the balance of the deferral account will be distributed to the Trustee's designated beneficiary in a single lump sum payment as soon as practicable after such deferring Trustee's death. The following Eligible Trustees have executed a deferred compensation agreement for the 1996 calendar year: Messrs. Thode and Vartabedian.

PRINCIPAL EXECUTIVE OFFICERS:

The principal executive officers of the Trust are as follows:

H. Richard Vartabedian - President and Trustee.

Martin R. Dean - Treasurer and Assistant Secretary; Vice President, BISYS Portfolios Group, Inc.

Ann Bergin - Secretary and Assistant Treasurer; Vice President, BISYS Funds Group, Inc.; Secretary, Vista Broker-Dealer Services, Inc.

OWNERSHIP OF SHARES OF THE PORTFOLIOS. The Trustees and officers as a group directly or beneficially own less than 1% of the Portfolio.

The Declaration of Trust provides that the Trust will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Trust, unless, as to liability to the Trust or its shareholders, it is finally adjudicated that they engaged in wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices or with respect to any matter unless it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interest of the Trust. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination based upon a review of readily available facts, by vote of a majority of disinterested Trustees or in a written opinion of independent counsel, that such officers or Trustees have not engaged in wilful misfeasance, bad faith, gross negligence or reckless disregard of their duties.

The Portfolio pays no direct remuneration to any officer of the Trust.


ITEM 15.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.


      As of January 31, 1996, Vista International Equity Fund owned substantially all of the value of the outstanding interests in the Portfolio. Because Vista International Equity Fund controls the Portfolio, Vista International Equity Fund may take actions without the approval of any other investor.


      Vista International Equity Fund has informed the Portfolio that whenever it is requested to vote on any proposal of the Portfolio, it will hold a meeting of shareholders and will cast its vote as instructed by its shareholders. It is anticipated that other investors in the Portfolio will follow the same or a similar practice.

ITEM 16.  INVESTMENT ADVISORY AND OTHER SERVICES.

                                     ADVISER

      The Adviser manages the assets of the Portfolio pursuant to an Investment Advisory Agreement (the "Advisory Agreement"). Pursuant to the terms of the Advisory Agreement, the Adviser provides the Portfolio with such investment advice and supervision as it deems necessary for the proper supervision of the Portfolio's investments. The Adviser continuously provides investment programs and determines from time to time what securities shall be purchased, sold or exchanged and what portion of the Portfolio's assets shall be held uninvested. The Adviser furnishes, at its own expense, all services, facilities and personnel necessary in connection with managing the investments and effecting portfolio transactions for the Portfolio. The other expenses attributable to, and payable by the Portfolio, are described under "Expenses" in Part A. The
Advisory Agreement will continue in effect from year to year only if such continuance is specifically approved at least annually by the Board of Trustees or by vote of a majority of the Portfolio's outstanding voting securities and, in either case, by a majority of the Trustees who are not parties to the Advisory Agreement or interested persons of any such party, at a meeting called for the purpose of voting on the Advisory Agreement.

      Pursuant to the terms of the Advisory Agreement, the Adviser is permitted to render services to others. The Advisory Agreement is terminable without penalty by the Portfolio on not more than 60 days', nor less than 30 days', written notice when authorized either by a majority vote of the Portfolio's beneficial interests or by a vote of a majority of the Board of Trustees, or by the Adviser on not more than 60 days', nor less than 30 days', written notice, and will automatically terminate in the event of its "assignment" (as defined in the 1940 Act). The Advisory Agreement provides that the Adviser shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of portfolio transactions for the Portfolio, except for wilful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties thereunder.

      In consideration of the services provided by the Adviser pursuant to the Advisory Agreement, the Portfolio pays an investment advisory fee computed and paid monthly based on a rate equal to 1.00% of the Portfolio's average daily net assets on an annualized basis for the Portfolio's then-current fiscal year. However, the Adviser may voluntarily agree to waive a portion of the fee payable to it.

                                  ADMINISTRATOR


      See Part A for a general description of the services provided by Chase as Administrator pursuant to a Administration Agreement with the Portfolio (the "Administration Agreement"). The Administrator provides certain administrative services, including, among other responsibilities, coordinating the negotiation of contracts and fees with, and the monitoring of performance and billing of, independent contractors and agents; preparation for signature by an officer of all documents required to be filed for compliance with applicable laws and regulations; arranging for the computation of performance data, including net asset value and yield; responding to investor inquiries, and arranging for the maintenance of books and records and providing, at its own expense, office facilities,  equipment  and  personnel  necessary  to carry out its duties.  The
Administration Agreement provides that the Administrator may render administrative services to others. The Administration Agreement also provides that neither the Administrator nor its personnel shall be liable for any error of judgment or mistake of law or for any act or omission in the administration or management of the Portfolio, except for wilful misfeasance, bad faith or gross negligence in the performance of its or their duties or by reason of reckless disregard of its or their obligations and duties under the Administration Agreement.


      In consideration of the services provided by the Administrator pursuant to the Administration Agreement, the Administrator receives a fee computed and paid monthly at an annual rate equal to 0.05% of the Portfolio's average daily net assets on an annualized basis for the Portfolio's then-current fiscal year. The Administrator may voluntarily waive a portion of the fees payable to it.

                          TRANSFER AGENT AND CUSTODIAN


      DST Systems, Inc. ("DST") acts as the Portfolio's transfer agent (the "Transfer Agent"). For its services as Transfer Agent, DST receives such compensation as is from time to time agreed upon by the Portfolio and DST. DST's address is 127 W. 10th Street, Kansas City, Missouri 64105. Pursuant to a Custodian Agreement, Chase acts as the custodian of the Portfolio's assets, for which Chase receives such compensation as is from time to time agreed upon by the Portfolio and Chase. The responsibilities of the Custodian include safeguarding and controlling the Portfolio's cash and securities, handling the receipt and delivery of securities, determining income and collecting interest on the Portfolio's investments, maintaining books of original entry for Portfolio accounting and other required books and accounts, and calculating the daily net asset value of beneficial interests in the Portfolio. Portfolio securities and cash may be held by other sub-custodian banks if such arrangements are reviewed and approved by the Trustees. The investment division of Chase which serves as the Custodian does not determine the investment policies of the Portfolio or decide which securities will be bought or sold on behalf of the Portfolio or otherwise have access to or share material inside information with the internal division that performs advisory services for the Portfolio.


                             INDEPENDENT ACCOUNTANTS


      Price Waterhouse LLP, 1177 Avenue of the Americas, New York, New York 10036, independent accountants of the Portfolio, provides the Portfolio with audit services, tax return preparation, and assistance and consultation with respect to the preparation of filings with the SEC.


                                     COUNSEL


      Counsel to the Portfolio is Kramer, Levin, Naftalis, Nessen, Kamin & Frankel, 919 Third Avenue, New York, New York 10022.

                            HONG KONG REPRESENTATIVE

      The Hong Kong Representative of the Portfolio is The Chase Manhattan Bank, N.A. - Hong Kong branch, World Trade Center, 280 Gloucester Road, Causeway Bay, Hong Kong. Copies of this Registration Statement, including exhibits, may be inspected free of charge at the office of the Hong Kong Representative.

ITEM 17.  BROKERAGE ALLOCATION AND OTHER PRACTICES.

      Specific decisions to purchase or sell securities for the Portfolio are made by a portfolio manager who is an employee of the Adviser and who is appointed and supervised by senior officers of the Adviser. Changes in the Portfolio's investments are reviewed by the Board of Trustees. The portfolio manager may serve other clients of the Adviser in a similar capacity. Money market instruments are generally purchased in principal transactions without payment of brokerage commissions.

      The frequency of portfolio transactions--portfolio turnover rate--will vary from year to year depending upon market conditions. Because a high turnover rate may increase the Portfolio's transaction costs and the possibility of taxable short-term gains (see "Tax Status" herein), the Adviser will weigh the added costs of short-term investment against anticipated gains.


      The portfolio turnover rate for the Portfolio for the period December 31, 1992 through October 31, 1993, the period November 1, 1993 through October 31, 1994, and the fiscal year ended October 31, 1995 was 39%, 85% and 137%, respectively..


      The primary consideration in placing portfolio security transactions with broker-dealers for execution is to obtain and maintain the availability of execution at the most favorable prices and in the most effective manner possible. The Adviser attempts to achieve this result by selecting broker-dealers to execute portfolio transactions on behalf of the Portfolio and other clients of the Adviser on the basis of their professional capability, the value and quality of their brokerage services, and the level of their brokerage commissions. Debt securities are traded principally in the over-the-counter market through dealers acting on their own account and not as brokers. In the case of securities traded in the over-the-counter market (where no stated commissions are paid but the prices include a dealer's markup or markdown), the Adviser normally seeks to deal directly with the primary market makers unless, in its opinion, best execution is available elsewhere. In the case of securities purchased from underwriters, the cost of such securities generally includes a fixed underwriting commission or concession. From time to time, soliciting dealer fees are available to the Adviser on the tender of portfolio securities in so-called tender or exchange offers. Such soliciting dealer fees are in effect recaptured for the Portfolio by the Adviser. At present, no other recapture arrangements are in effect.

      Under the Portfolio's Advisory Agreement and as permitted by Section 28(e) of the Securities Exchange Act of 1934, the Adviser may cause the Portfolio to pay a broker-dealer which provides brokerage and research services to the Adviser an amount of commission for effecting a securities transaction for the Portfolio in excess of the amount other broker-dealers would have charged for the transaction if the Adviser determines in good faith that the greater commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker-dealer viewed in terms of either a particular transaction or the Adviser's overall responsibilities to the Portfolio or to its clients. Not all of such services are useful or of value in advising the Portfolio.

      The term "brokerage and research services" includes advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or of purchasers or sellers of securities, furnishing analyses and reports concerning issues, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts, and effecting securities transactions and performing functions incidental thereto such as clearance and settlement.

      Although commissions paid on every transaction will, in the judgment of the Adviser, be reasonable in relation to the value of the brokerage services provided, commissions exceeding those which another broker might charge may be paid to broker-dealers who were selected to execute transactions on behalf of the Portfolio and the Adviser's other clients as part of providing advice as to the availability of securities or of purchasers or sellers of securities and services in effecting securities transactions and performing functions incidental thereto, such as clearance and settlement.

      Broker-dealers may be willing to furnish statistical, research and other factual information or services ("Research") to the Adviser for no consideration other than brokerage or underwriting commissions. Securities may be bought or sold through such broker-dealers, but at present, unless otherwise directed by the Portfolio, a commission higher than one charged elsewhere will not be paid to such a firm solely because it provided Research to the Adviser.

      The Adviser's investment management personnel will attempt to evaluate the quality of Research provided by brokers. Results of this effort are sometimes used by the Adviser as a consideration in the selection of brokers to execute portfolio transactions. However, the Adviser would be unable to quantify the amount of commissions which are paid as a result of such Research because a substantial number of transactions are effected through brokers which provide Research but which are selected principally because of their execution capabilities.

      The management fees that the Portfolio pays to the Adviser will not be reduced as a consequence of the Adviser's receipt of brokerage and research services. To the extent the Portfolio's portfolio transactions are used to obtain such services, the brokerage commissions paid by the Portfolio will exceed those that might otherwise be paid, by an amount which cannot be presently determined. Such services would be useful and of value to the Adviser in serving the Portfolio and other clients and, conversely, such services obtained by the placement of brokerage business of other clients would be useful to the Adviser in carrying out its obligations to the Portfolio. While such services are not expected to reduce the expenses of the Adviser, the Adviser would, through use of the services, avoid the additional expenses which would be incurred if it should attempt to develop comparable information through its own staff.

      In certain instances, there may be securities that are suitable for the Portfolio as well as one or more of the Adviser's other clients. Investment decisions for the Portfolio and for the Adviser's other clients are made with a view to achieving their respective investment objectives. It may develop that the same investment decision is made for more than one client or that a particular security is bought or sold for only one client even though it might be held by, or bought or sold for, other clients. Likewise, a particular security may be bought for one or more clients when one or more clients are selling that same security. Some simultaneous transactions are inevitable when several clients receive investment advice from the same investment adviser, particularly when the same security is suitable for the investment objectives of more than one client. When the Portfolio or one or more other clients are simultaneously engaged in the purchase or sale of the same security, the securities are allocated among clients in a manner believed to be equitable to each. It is recognized that in some cases this system could have a detrimental effect on the price or volume of the security as far as the Portfolio is concerned. However, it is believed that the ability of the Portfolio to participate in volume transactions will generally produce better executions for the Portfolio.


      For the period December 31, 1992 through October 31, 1993, the period November 1, 1993 through October 31, 1994 and the fiscal year ended October 31, 1995, the Portfolio paid brokerage commissions of $100,779.76, $285,576.81, and $383,649, respectively.

      No securities transactions are executed with the Adviser, or with any affiliate of the Adviser, acting either as principal or as broker. Similarly, no securities transactions are executed with any person or entity which directly or indirectly controls a beneficial interest in the Portfolio equal to 20% or more of the net asset value of the Portfolio.

ITEM 18.  CAPITAL STOCK AND OTHER SECURITIES.

      Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Investors are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolio. Upon liquidation or dissolution of the Portfolio, investors are entitled to share pro rata in the Portfolio's net assets available for distribution to its investors. Investments in the Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in the Portfolio may not be transferred. Certificates representing an investor's beneficial interest in the Portfolio are issued only upon the written request of an investor.

      Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investors in the Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in the Portfolio may elect all of the Trustees of the Portfolio if they choose to do so and in such event the other investors in the Portfolio would not be able to elect any Trustee. The Portfolio is not required to hold annual meetings of investors but the Portfolio will hold special meetings of investors when in the judgment of the Portfolio's Trustees it is necessary or desirable to submit matters for an investor vote. No material amendment may be made to the Portfolio's Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of its investment).

      The Portfolio may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of two-thirds of its investors (with the vote of each being in proportion to the amount of their investment), except that if the Trustees of the Portfolio recommend such sale of assets, the approval by vote of a majority of the investors (with the vote of each being in proportion to the amount of their investment) will be sufficient. The Portfolio may also be terminated (i) upon liquidation and distribution of its assets, if approved by the vote of two-thirds of its investors (with the vote of each being in proportion to the amount of its investment), or (ii) by the Trustees of the Portfolio by written notice to its investors.

      The Portfolio is organized as a trust under the laws of the State of New York. Investors in the Portfolio will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Portfolio in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Portfolio than its proportionate beneficial interest in the Portfolio. The Declaration of Trust also provides that the Portfolio shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Portfolio, its investors, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

      The Declaration of Trust further provides that obligations of the Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. The Declaration of Trust provides that the trustees and officers will be indemnified by the Portfolio against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Portfolio, unless, as to liability to the Portfolio or its investors, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of the Portfolio. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, by vote of a majority of disinterested Trustees or in a written opinion of independent counsel, that such officers or Trustees have not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of their duties.

      The Portfolio will continue in existence until 20 years after the death of the last survivor of certain specified individuals listed in its Declaration of Trust unless it is terminated or dissolved earlier in accordance with the provisions of that Declaration.

      The Portfolio will furnish to each of its investors at least annually as of the end of its fiscal year a report of operations containing a balance sheet and a statement of income prepared in conformity with generally accepted accounting principles and an opinion of an independent public accountant on such financial statements. The Portfolio will also furnish to each of its investors at least semiannually an interim report of operations containing an unaudited balance sheet and an unaudited statement of income.

ITEM 19.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES.

      Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See "Purchase of Securities" and "Redemption or Repurchase" in Part A.

      The Portfolio's portfolio securities and other assets are valued as follows:

       Equity securities are valued at the last sale price on the exchange on which they are primarily traded or on the NASDAQ system for unlisted national market issues, or at the last quoted bid price for securities in which there were no sales during the day or for unlisted securities not reported on the NASDAQ system. Bonds and other fixed income securities (other than short-term obligations, but including listed issues) are valued on the basis of valuations furnished by a pricing service, the use of which has been approved by the Board of Trustees. In making such valuations, the pricing service utilizes both dealer-supplied valuations and electronic data processing techniques that take into account appropriate factors such as institutional-size trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data, without exclusive reliance upon quoted prices or exchange or over-the-counter prices, since such valuations are believed to reflect more accurately the fair value of such securities. Short-term obligations which mature in 60 days or less are valued at amortized cost, which constitutes fair value as determined by the Board of Trustees. Futures and option contracts that are traded on commodities or securities exchanges are normally valued at the settlement price on the exchange on which they are traded. Portfolio securities (other than short-term obligations) for which there are no such quotations or valuations are valued at fair value as determined in good faith by or at the direction of the Board of Trustees.

      Interest income on long-term obligations is determined on the basis of interest accrued plus amortization of discount (generally, the difference between issue price and stated redemption price at maturity) and premiums
(generally, the excess of purchase price over stated redemption price at maturity). Interest income on short-term obligations is determined on the basis of interest and discount accrued less amortization of premium.

      Any assets or liabilities initially denominated in terms of foreign currencies are translated into U.S. dollars at the official exchange rate or, alternatively, at the mean of the current bid and asked prices of such currencies against the U.S. dollar last quoted by a major bank that is a regular participant in the foreign exchange market or on the basis of a pricing service that takes into account the quotes provided by a number of such major banks. If neither of these alternatives is available or both are deemed not to provide a suitable methodology for converting a foreign currency into U.S. dollars, the Board of Trustees, in good faith, will establish a conversion rate for such currency.

      Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each day that the New York Stock Exchange is open for business. As of 4:00 p.m. (Eastern time) on each such day, the value of each investor's interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage representing that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or reductions which are to be effected on that day will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of 4:00 p.m. on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in the Portfolio effected on such day and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of 4:00 p.m. on such day plus or minus, as the case may be, the amount of net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of 4:00 p.m. on the following day the New York Stock Exchange is open for trading.

      The Portfolio reserves the right, if conditions exist which make cash payments undesirable, to honor any request for redemption by making payment in whole or in part in readily marketable securities chosen by the Portfolio and valued as they are for purposes of computing the Portfolio's net asset value (a redemption in kind). If payment is made in securities, an investor may incur transaction expenses in converting these securities into cash.

      The Portfolio will not redeem in kind except in circumstances in which the owner of a beneficial interest in the Portfolio is permitted to redeem in kind or unless requested by such owner.

ITEM 20.  TAX STATUS.

      Taxation of the Portfolio. The Portfolio is not subject to federal income taxation. Instead, the investors in the Portfolio must take into account, in computing their federal income tax liability, their share of the Portfolio's income, gains, losses, deductions, credits and tax preference items, without regard to whether they have received any cash distributions from the Portfolio. The Portfolio is not subject to any income or franchise tax in the State of New York or the Commonwealth of Massachusetts.

      Distributions received by investors in the Portfolio generally will not result in the investor's recognizing any gain or loss for federal income tax purposes, except that (1) gain will be recognized to the extent that any cash distributed exceeds the investor's basis in its interest in the Portfolio prior to the distribution, (2) income or gain may be realized if the distribution is made in liquidation of the investor's entire interest in the Portfolio and includes a disproportionate share of any unrealized receivables held by the Portfolio, and (3) loss may be recognized if the distribution is made in liquidation of the investor's entire interest in the Portfolio and consists solely of cash and/or unrealized receivables. The investor's basis in its interest in the Portfolio generally will equal the amount of cash and the basis of any property which the investor invests in the Portfolio, increased by the investor's share of income from the Portfolio, and decreased by the amount of any cash distributions and the basis of any property distributed from the Portfolio.

      The Portfolio will not be required to pay any federal income or excise tax.

      Income received by the Portfolio from sources within foreign countries may be subject to withholding and other taxes imposed by such countries. Tax conventions between certain countries and the United States may reduce or eliminate such taxes. It is impossible to determine the effective rate of foreign tax in advance since the amount of the Portfolio's assets to be invested in various countries will vary.

      If the Portfolio is liable for foreign taxes, and if more than 50% of the value of the Portfolio's total assets at the close of its taxable year consists of securities of foreign corporations, it may make an election pursuant to which certain foreign taxes paid by it would be treated as having been paid directly by shareholders of the entities which have invested in the Portfolio. Pursuant to such election, the amount of foreign taxes paid will be included in the income of such shareholders, and such shareholders (except tax-exempt shareholders) may, subject to certain limitations, claim either a credit or deduction for the taxes.

      The amount of foreign taxes for which an investor may claim a credit in any year will generally be subject to a separate limitation for "passive income", which includes, among other items of income, dividends, interest and certain foreign currency gains. Because capital gains realized by the Portfolio on the sale of foreign securities will be treated as U.S.-source income, the available credit of foreign taxes paid with respect to such gains may be restricted by this limitation.

      Foreign Withholding Taxes. Income received by the Portfolio from sources within foreign countries may be subject to withholding and other taxes imposed by such countries.

      Foreign Investors. The tax consequences to a foreign investor of an investment in the Portfolio may be different from those described herein. Foreign investors are advised to consult their own tax advisers with respect to the particular tax consequences to a foreign investor of an investment in the Portfolio.

      It is not expected that any Hong Kong or principal taxes will be levied on the Portfolio's income or capital, or on an investor in the Portfolio upon a reduction in or redemption of the beneficial interest of that investor.

ITEM 21.  UNDERWRITERS.

      Not applicable.

ITEM 22.  CALCULATION OF PERFORMANCE DATA.

      Not applicable.

ITEM 23.  FINANCIAL STATEMENTS.


Audited financial statements and reports thereon are incorporated herein by reference from the Portfolio's Annual Report to Shareholders for the fiscal year ended October 31, 1995 as filed with Securities and Exchange commission by Mutual Fund Group via Edgar on Form N-30D on December 29, 1995, accession number: 000095 0123-95-003915.

                                     PART C

ITEM 24.  FINANCIAL STATEMENTS AND EXHIBITS.

      (a)  FINANCIAL STATEMENTS INCLUDED IN PART A:

           Not applicable

           FINANCIAL STATEMENTS INCLUDED IN PART B:


           Audited Financial Statements for the fiscal year ended October 31, 1995 incorporated by reference from the Portfolio's Annual Report to Shareholders for the fiscal year ended October 31, 1995 as filed with Securities and Exchange commission by Mutual Fund Group via EDGAR on Form N-30D on December 29, 1995, accession number: 000095 0123-95-003915.

           FINANCIAL STATEMENTS INCLUDED IN PART C:

           None.


      (b)  EXHIBITS:

           1    Declaration of Trust.1

           2    By-Laws.1

           5    Investment Advisory Agreement.1


           8 (a) Custodian Agreement.2
             (b) Sub-Custodian Agreement.2


           9    Administrative Services Agreement.1


           10.  Consent of Kramer, Levin, Naftalis, Nessen, Kamin & Frankel3




1 Filed as Exhibit to Registrant's Registration Statement on Form N-1A on December 24, 1992
2 Filed as Exhibit to Registrant's Registration Statement on Form N-1A on February 1, 1993
3 Filed herewith


ITEM 25.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.

           Not applicable

ITEM 26.  NUMBER OF HOLDERS OF SECURITIES.


                                                     NUMBER OF RECORD HOLDERS
           TITLE OF CLASS                             AS OF FEBRUARY 1, 1996

       Beneficial Interests                                           1


ITEM 27.  INDEMNIFICATION.

      Reference is hereby made to Article V of the Registrant's Declaration of Trust.

      The Trustees and officers of the Registrant and the personnel of the Registrant's investment adviser and administrator are insured under an errors and omissions liability insurance policy. The Registrant and its officers are also insured under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940.

ITEM 28.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

         The Chase Manhattan Bank, N.A. (the "Adviser") is a commercial bank providing a wide range of banking and investment services.

      To the knowledge of the Registrant, none of the directors or executive officers of the Adviser, except those described below, are or have been, at any time during the past two years, engaged in any other business, profession, vocation or employment of a substantial nature, except that certain directors and executive officers of the Adviser also hold or have held various positions with bank and non-bank affiliates of the Adviser, including its parent, The Chase Manhattan Corporation. Each director listed below is also a director of The Chase Manhattan Corporation.

                                                Principal Occupation or Other
                          Position with the     Employment of a Substantial
Name                      Adviser               Nature During the Past Two Years
------------------        -----------------     --------------------------------

Thomas G. Labreque        Chairman of the       Chairman,    Chief    Executive
                          Board, Chief          Officer  and a Director  of The
                          Executive Officer     Chase Manhattan Corporation and
                          and Director          a Director of AMAX, Inc.

Richard J. Boyle          Vice Chairman of the  Vice  Chairman of the Board and
                          Board and Director    a   Director   of   The   Chase
                                                Manhattan   Corporation  and  a
                                                Trustee  of  Prudential  Realty
                                                Trust

Robert R. Douglass        Vice Chairman of the  Vice  Chairman of the Board and
                          Board and Director    a   Director   of   The   Chase
                                                Manhattan    Corporation    and
                                                Trustee of HRE Properties

Joan Ganz Cooney          Director              Chairman   of   the   Executive
                                                Committee   of  the   Board  of
                                                Trustees,     formerly    Chief
                                                Executive      Officer,      of
                                                Children's  Television Workshop
                                                and  a  Director   of  each  of
                                                Johnson & Johnson, Metropolitan
                                                Life   Insurance   Company  and
                                                Xerox Corporation

Edward S. Finkelstein     Director              Retired   Chairman   and  Chief
                                                Executive  Officer and Director
                                                of R.H. Macy & Co., Inc.; and a
                                                Director of Time Warner Inc.

H. Laurance Fuller        Director              Chairman,    President,   Chief
                                                Executive  Officer and Director
                                                of   Amoco    Corporation   and
                                                Director of Abbott Laboratories

Howard C. Kauffman        Director              Retired   President   of  Exxon
                                                Corporation  and a Director  of
                                                each of Pfizer  Inc.  and Ryder
                                                System, Inc.

Paul W. MacAvoy           Director              Dean  of  the  Yale  School  of
                                                Organization and Management

David  T. McLaughlin      Director              President  and Chief  Executive
                                                Officer of The Aspen Institute,
                                                Chairman   of   Standard   Fuse
                                                Corporation  and a Director  of
                                                each of ARCO  Chemical  Company
                                                and    Westinghouse    Electric
                                                Corporation

Edmund T. Pratt, Jr.      Director              Chairman   Emeritus,   formerly
                                                Chairman  and  Chief  Executive
                                                Officer,  of Pfizer Inc.  and a
                                                Director   of  each  of  Pfizer
                                                Inc.,  Celgene  Corp.,  General
                                                Motors      Corporation     and
                                                International Paper Company


Henry B. Schacht          Director              Chairman  and  Chief  Executive
                                                Officer   of   Cummins   Engine
                                                Company, Inc. and a Director of
                                                each of American  Telephone and
                                                Telegraph Company and CBS Inc.


A. Alfred Taubman         Director              Chairman and Director, formerly
                                                also Chief  Executive  Officer,
                                                of The Taubman  Company,  Inc.,
                                                majority     shareholder    and
                                                chairman of Sotheby's Holdings,
                                                Inc.,   owner  of   Woodward  &
                                                Lothrop,     Inc.    and    its
                                                subsidiary, John Wanamaker, and
                                                Chairman  of  A&W  Restaurants,
                                                Inc.  and a  Director  of  R.H.
                                                Macy & Co., Inc.


Donald H. Trautlein       Director              Retired   Chairman   and  Chief
                                                Executive  Officer of Bethlehem
                                                Steel    Corporation    and   a
                                                Director   of   each   of  Data
                                                General Corporation and Phoenix
                                                Re Corporation

Kay R. Whitmore           Director              Chairman    of    the    Board,
                                                President  and Chief  Executive
                                                Officer and Director of Eastman
                                                Kodak Company

ITEM 29.  PRINCIPAL UNDERWRITERS.

      Not applicable

ITEM 30.  LOCATION OF ACCOUNTS AND RECORDS.

      The accounts and records of the Registrant are located, in whole or in part, at the office of the Registrant and the following locations:

                NAME                                 ADDRESS


 DST Systems, Inc.                          21 W. 10th Street
(transfer agent)                            Kansas City, MO  64105



The Chase Manhattan Bank, N.A.              1211 Avenue of the Americas
(investment adviser , custodian             New York, NY  10036
 and administrator)


Signature Broker-Dealer Services, Inc.       6 St. James Avenue, Suite 900
(exclusive placement agent)                  Boston, MA  02116


ITEM 31.  MANAGEMENT SERVICES.

         Not applicable

ITEM 32.  UNDERTAKINGS.

         Not applicable

                                   SIGNATURES


         International Equity Portfolio has duly caused this amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, on the 21st day of February 1996.



                                        INTERNATIONAL EQUITY PORTFOLIO



                                          By  /s/ H. Richard Vartabedian
                                              --------------------------
                                              H. Richard Vartabedian, Chairman

         This  amendment  to  the   Registration   Statement  on  Form  N-1A  of
International Equity Portfolio has been signed below by the following persons in the capacities and on the dates indicated.

Signatures                        Title                   Date


/s/ H. Richard Vartabedian        Chairman and Trustee    February    21, 1996
--------------------------

H. Richard Vartabedian




/s/ Stuart W. Cragin, Jr.         Trustee                 February   21, 1996
-------------------------
Stuart W. Cragin, Jr.

/s/ Fergus Reid, III              Trustee                 February   21, 1996
--------------------

Fergus Reid, III


/s/   Irving L.  Thode            Trustee                 February   21, 1996
----------------------
 Irving L. Thode

 /s/ William T. Armstrong         Trustee                 February 21, 1996
-------------------------
 William T. Armstrong

                                  EXHIBIT INDEX

EXHIBIT NUMBER



(10)                 Consent of Kramer, Levin, Naftalis, Nessen,
                     Kamin & Frankel